As filed with the Securities and Exchange Commission on November 3 , 2016

Registration No. 333- 214085

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Amendment No. 1

To

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LUCAS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number) 450 Gears Road, Suite 860 Houston, Texas 77067 (713) 528-1881	20-2660243 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Anthony C. Schnur Chief Executive Officer Lucas Energy, Inc. 450 Gears Road, Suite 860 Houston, Texas 77067 (713) 528-1881
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Parker A. Schweich, Esq. Dorsey & Whitney LLP 600 Anton Blvd., Suite 2000 Costa Mesa, CA 92626 Telephone: (714) 800-1400 Facsimile: (714) 800-1499

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	6 ,000,000	$1.085	$6,510,000	$754.51(4)

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Represents the aggregate number of shares of the Registrant’s Common Stock issuable by the Registrant (i) upon conversion of Series C redeemable convertible preferred stock at a conversion price equal to $3.25 per share (the “Series C Preferred Stock”), and (ii) at the Registrant’s sole discretion in lieu of cash, as conversion premiums or in payment of dividends on such Series C Preferred Stock.

(3)	Estimated based upon the average of the high and low sales prices of the Registrant’s Common Stock on November 2 , 2016, as reported by the NYSE MKT, pursuant to Rule 457(c) promulgated under the Securities Act.
(4)	$1,309.67 was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED NOVEMBER 3 , 2016

LUCAS ENERGY, INC.
6 ,000,000 Shares of Common Stock

This prospectus relates to the resale at various times, by the selling stockholder identified in this prospectus (the “Selling Stockholder”), of up to 6 ,000,000 shares of Common Stock (collectively, the “Shares”), par value $0.001 per share (“Common Stock”), consisting of (i) 1,618,462 shares of Common Stock issuable upon conversion of Series C redeemable convertible preferred stock at a conversion price equal to $3.25 per share (the “Series C Preferred Stock”) and (ii) 3,381,538 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, as conversion premiums or in payment of dividends on such Series C Preferred Stock.

The Shares are being offered by the Selling Stockholder. We may add, update or change the Selling Stockholder identified in this prospectus in a prospectus supplement. To the extent that a statement made in a prospectus supplement conflicts with statements made in this prospectus, the statements made in the prospectus supplement will be deemed to modify or supersede those made in this prospectus.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. See “Use of Proceeds” on page 28 of this prospectus. The Selling Stockholder may sell its Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted, or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 30 of this prospectus.

We have agreed to pay certain expenses in connection with the registration of the Shares.

Our common stock is listed on the NYSE MKT under the symbol “LEI”. On November 2 , 2016, our common stock closed at $ 1.04 per share.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risk factors beginning on page 7 of this prospectus before purchasing any of the Shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated _________, 2016.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. The Company’s business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “Lucas,” “Lucas Energy,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to Lucas Energy, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties could cause actual results to differ materially from those in the forward-looking statements which include, among others:

•	our ability to realize the benefits expected from the Acquisition of Assets;

•	the availability of funding and the terms of such funding;

•	our growth strategies;

•	anticipated trends in our business;

•	our ability to make or integrate acquisitions;

•	our ability to repay outstanding loans and satisfy our outstanding liabilities;

•	our liquidity and ability to finance our exploration, acquisition and development strategies;

•	market conditions in the oil and gas industry;

•	the timing, cost and procedure for future acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;

•	legal proceedings and/or the outcome of and/or negative perceptions associated therewith;

•	planned capital expenditures (including the amount and nature thereof);

•	increases in oil and gas production;

•	changes in the market price of oil and gas;

•	changes in the number of drilling rigs available;

•	the number of wells we anticipate drilling in the future;

•	estimates, plans and projections relating to acquired properties;

•	the number of potential drilling locations; and

•	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “if,” “intend,” “would,” “probable,” “project,” “forecasts,” “outlook,” “aim,” “might,” “likely” “positioned,” “strategy,” “continue,” “potential,” “ensure,” “should,” “confident,” “could” and similar words and expressions, and the negative thereof, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements under the “Risk Factors” section beginning on page 7 of this prospectus and elsewhere in, or incorporated by reference into, this prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements, and the following factors:

•	risks associated with the debt assumed at the closing of the Acquisition;

•	our ability to achieve the synergies and value creation contemplated by the Acquisition;

•	our ability to effectively integrate the Assets;

•	the diversion of management time on Acquisition-related issues;

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•	our ability to regain compliance with the continued listing requirements of the NYSE MKT;

•	the possibility that our future acquisitions may involve unexpected costs;

•	the volatility in commodity prices for oil and gas;

•	the accuracy of internally estimated proved reserves;

•	the presence or recoverability of estimated oil and gas reserves;

•	the ability to replace oil and gas reserves;

•	the availability and costs of drilling rigs and other oilfield services;

•	risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks;

•	delays in receipt of drilling permits;

•	risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices;

•	risks relating to unexpected adverse developments in the status of properties;

•	risks relating to the absence or delay in receipt of government approvals or other third party consents;

•	risks relating to governmental regulations regarding hydraulic fracturing and the disposition/disposal of produced water;

•	environmental risks;

•	exploration and development risks;

•	competition;

•	the inability to realize expected value from acquisitions;

•	the availability and cost of alternative fuel sources;

•	our limited market capitalization;

•	the ability of our management team to execute its plans to meet its goals; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus or after the date of any document incorporated by reference in this prospectus, or to reflect the occurrence of unanticipated events.

You should read the matters described in “Risk Factors” below and disclosed in the documents incorporated by reference in this prospectus and the other cautionary statements made in this prospectus and in the documents incorporated by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information described in greater detail elsewhere or incorporated by reference in this prospectus. Before deciding to invest in our securities you should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, and our consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other documents incorporated by reference into this prospectus.

Our Company

Lucas Energy, Inc., a Nevada corporation, is an independent oil and natural gas company based in Houston, Texas with a field office in Gonzales, Texas. We were incorporated in Nevada in December 2003 under the name “Panorama Investments Corp.” and changed our name to “Lucas Energy, Inc.” effective June 9, 2006. We are engaged in the acquisition and development of crude oil and natural gas from various known productive geological formations, including the Austin Chalk and Eagle Ford formations, primarily in Gonzales, Wilson and Karnes Counties, south of the city of San Antonio, Texas. All of our oil and gas interests and equipment existing as of December 16, 2015 are held by our wholly-owned Texas subsidiary, CATI Operating LLC (“CATI”). Our goal is to acquire, develop, and produce crude oil and natural gas from areas located in, or near, established oil fields that can provide long-term growth and sustainability for us. In December 2015, we entered into an Asset Purchase Agreement (as amended, the “Asset Purchase Agreement”) with various sellers named therein (the “Sellers”) to acquire (the “Acquisition”) working interests in producing properties and undeveloped acreage in Texas and Oklahoma, including varied interests in two largely contiguous acreage blocks in the liquids-rich Mid-Continent region of the United States, and related wells, leases, records, equipment and agreements associated therewith as well as producing shale properties in Glasscock County, Texas (the “Assets”). The closing of the Acquisition occurred on August 25, 2016.

Our fiscal year ends on the last day of March of each year. We refer to the twelve-month periods ended March 31, 2016 and March 31, 2015 as our 2016 fiscal year and 2015 fiscal year, respectively.

Corporate Information

Our principal business office is located at 450 Gears Road, Suite 860, Houston, Texas 77067, and our telephone number is (713) 528-1881. Our website address is www.lucasenergy.com. Information contained on our website or any other website does not constitute part of, and is not incorporated into, this prospectus.

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The Offering

The following summary contains basic information about the offering and the securities being registered hereunder and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Capital Stock” and “Description of Securities to be Registered.”

Securities Registered Hereunder:	6 ,000,000 shares of Common Stock

Common Stock Outstanding as of November 2 , 2016:	18,526,927

Use of proceeds:	The Shares offered by this prospectus will be sold by the Selling Stockholder. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

Risk Factors:	An investment in our securities involves a high degree of risk and could result in the loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7 of this prospectus.

NYSE MKT Symbol:	LEI

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Recent Developments

On April 6, 2016, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Selling Stockholder, pursuant to which we sold and issued a redeemable convertible subordinated debenture, with a face amount of $530,000, convertible into 163,077 shares of Common Stock at a conversion price equal to $3.25 per share (the “Debenture”) and a warrant to purchase 1,384,616 shares of Common Stock (subject to adjustment thereunder) at an exercise price equal to $3.25 per share (the “First Warrant”). The Selling Stockholder purchased the Debenture at a 5.0% original issue discount for the sum of $500,000 and has exercised the First Warrant for the sum of $4.5 million.

Also on April 6, 2016, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Selling Stockholder, pursuant to which we agreed, subject to certain conditions, to issue 527 shares of Series C redeemable convertible preferred stock (the “Series C Preferred Stock”) at a 5% original issue discount, convertible into 1,618,462 shares of Common Stock at a conversion price of $3.25 per share, and a warrant to purchase 1,111,112 shares of Common Stock at an exercise price of $4.50 per share (the “Second Warrant”). Under the terms of the Stock Purchase Agreement, the Second Warrant and 53 shares of Series C Preferred Stock were sold and issued for $500,000 on September 2, 2016, and the remaining 474 shares of Series C Preferred Stock will be sold and issued for $4.5 million immediately after there is an effective registration statement covering the shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

The Debenture matures in seven years and accrues interest at a rate of 6.0% per annum, subject to adjustment as provided in the Debenture. The Debenture may be converted into shares of Common Stock at $3.25 per share in the sole and absolute discretion of the Selling Stockholder at any time or times after issuance. Upon conversion of the Debenture, we will pay a conversion premium equal to the amount of unpaid interest that would have otherwise been due if the Debenture had been held through the maturity date, with respect to the portion of Debenture being converted.

Accrued interest under the Debenture is payable upon conversion, redemption or maturity of the Debenture, in cash or, at our discretion, shares of Common Stock calculated by using 95% of the average of the lowest 5 individual daily volume weighted average prices during the measuring period, not to exceed 100% of the lowest sales prices on the last day of such period, less $0.05 per share of Common Stock. Following a trigger event (as defined in the Debenture), the number of shares to be issued will be calculated by using 85% of the lowest daily volume weighted average price during the measuring period, less $0.10 per share of Common Stock not to exceed 85% of the lowest sales prices on the last day of such period less $0.10 per share. A trigger event occurred on June 30, 2016 as a result of the delay in filing our Annual Report on Form 10-K for the year ended March 31, 2016.

The interest rate on the Debenture will adjust upward by 100 basis points for each $0.10 that the volume weighted average price of Common Stock on any trading day as of which the interest rate is determined and calculated is below $2.75, subject to a maximum interest rate of 24.95%. The interest rate also will adjust upward by 10.0% following the occurrence of any trigger event. The interest rate on the Debenture will adjust downward by 100 basis points for each $0.10 that the volume weighted average price of Common Stock on any trading day as of which the interest rate is determined and calculated is above $3.75, subject to a minimum interest rate of 0%.

To the extent the Debenture has not been converted in full into shares of Common Stock prior to the maturity date, the face value of the outstanding Debenture, together with all interest accrued thereunder, is payable in cash by us on the maturity date. The outstanding Debenture, together with accrued and unpaid interest, automatically becomes payable in the event of a deemed liquidation event (as defined in the Debenture).

The First Warrant entitled the Selling Stockholder, upon exercise thereof, to purchase 1,384,616 shares of Common Stock at a purchase price of $3.25 per share. The First Warrant was automatically exercised upon the registration statement for the resale of the shares of Common Stock issuable upon conversion of the Debenture and exercise of the First Warrant being declared effective by the Securities and Exchange Commission. The First Warrant accrued a premium at a rate equal to 6.0% per annum, subject to adjustment as provided in the First Warrant, payable upon redemption or exercise. Upon exercise of the First Warrant, we paid the conversion premium that would have otherwise been due if the First Warrant had been held through the maturity date, with respect to the portion of the First Warrant being exercised. In connection with the exercise of the First Warrant on October 7, 2016, we have issued an aggregate of 2,600,000 shares of Common Stock, and the remaining 3,785,083 shares of Common Stock for the exercise and payment of conversion premium under the First Warrant are being held in abeyance until such time as it would not result in the investor exceeding its beneficial ownership limitation.

The conversion premium under the First Warrant was payable and adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture. The First Warrant had a maturity date that is seven years after the date of issuance and, if the First Warrant had not been wholly exercised into shares of Common Stock prior to such date, we could redeem the First Warrant on such date by repaying to the Selling Stockholder in cash the purchase price paid under the First Warrant. The purchase price paid under the First Warrant, together with the conversion premium, automatically would have become payable with respect to the unexercised portion of the First Warrant in the event of a liquidation, dissolution or winding up by us.

The holder of the Series C Preferred Stock will be entitled to cumulative dividends in the amount of 6.0% per annum, payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion. The Series C Preferred Stock ranks senior to the Common Stock and pari passu with respect to our Series B Redeemable Convertible Preferred Stock (the “Series B Preferred Stock”).

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The Series C Preferred Stock may be converted into shares of Common Stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the Certificate of Designation) are met. Upon conversion, we will pay the holder of the Series C Preferred Stock being converted and amount, in cash or stock at our sole discretion, equal to the dividends that such shares would have otherwise earned if they had been held through the maturity date, and issue to the holder such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the conversion rate.

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture described above. The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of Common Stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the Selling Stockholder in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other Preferred Stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

The Second Warrant entitles the Selling Stockholder, upon exercise thereof, to purchase 1,111,112 shares of Common Stock at a purchase price of $4.50 per share. The Second Warrant has the same terms and conditions as the First Warrant described above, except that (i) it may be exercised before March 31, 2017 by mutual agreement of us and the Selling Stockholder upon delivery of notice from us or the Selling Stockholder, (ii) the exercise price is $4.50 per share and (iii) the conversion premium adjustment thresholds are set at $4.00 and $5.00, respectively. Prior to the maturity date, provided that no trigger event has occurred (as defined in the Second Warrant), we have the right at any time upon 30 trading days' prior written notice to redeem all or any portion of the Second Warrant then unexercised by paying the Selling Stockholder in cash an amount per portion of unexercised warrant equal to the purchase price paid under the Second Warrant, plus the conversion premium payable as if such portion was unexercised until the maturity date, minus any conversion premium already paid for such portion.

Notwithstanding the foregoing, we may not issue shares of Common Stock upon conversion of the Debenture, conversion of the Series C Preferred Stock or exercise of the First Warrant and Second Warrant to the extent such conversion or exercise would result in the Selling Stockholder owning more than 4.99% of all Common Stock outstanding immediately after giving effect to such issuance, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the Selling Stockholder may increase such amount to 9.99% upon not less than 61 days’ prior notice to us.

We have agreed to register for resale the shares of Common Stock issuable upon conversion of the Debenture, conversion of the Series C Preferred Stock and exercise of the First Warrant and Second Warrant.

We also agreed that, subject to certain customary exceptions, (i) until 60 days after the respective registration statements described above are declared effective, we will not issue or enter into an agreement to issue any shares of Common Stock and (ii) until 6 months after the entire Debenture, Series C Preferred Stock, First Warrant and Second Warrant have been converted, redeemed or exercised, we will not (1) enter into any agreement that in any way restricts our ability to enter into any agreement, amendment or waiver with the Selling Stockholder, including without limitation any agreement to offer, sell or issue to the Selling Stockholder any preferred stock, common stock or other securities or (2) enter into any equity or convertible financing pursuant to which shares of Common Stock or Common Stock equivalents may effectively be issued (i) at a discount, (ii) at a variable price, or (iii) where the price or number of shares are subject to any type of variability or reset feature.

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those risks described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each contained in our most recent Annual Report on Form 10-K for the year ended March 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, both of which have been filed with the Securities and Exchange Commission, or SEC, and are incorporated herein by reference in their entirety, as well as other information in this prospectus or in any other documents incorporated by reference. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Risks Relating to the Acquisition

The recent closing of the Acquisition caused immediate and substantial dilution to existing stockholders and resulted in a change of control of the Company.

Pursuant to the Asset Purchase Agreement and in consideration for the Assets, we assumed approximately $31.3 million of commercial bank debt; issued 552,000 shares of Series B Preferred Stock to one of the Sellers, which is under common control with the Seller Representative, with a total liquidation value of $13.8 million; issued 13,009,664 shares of common stock to the Sellers and their assigns; and paid $4,975,000 in cash to certain of the Sellers. The Series B Preferred Stock has a liquidation preference of $25 per share. The Series B Preferred Stock is convertible into common stock at a rate of approximately 7.14:1 (issuable into an aggregate of 3,942,857 shares of common stock if fully converted), at the option of the holder thereof, and is also subject to certain automatic conversion provisions. Each outstanding share of Series B Preferred Stock is entitled to one vote per share on all stockholder matters. The closing of the Acquisition occurred on August 25, 2016. As such, the issuance of the common stock consideration and Series B Preferred Stock resulted in immediate and substantial dilution to the interests of our stockholders and resulted in a change of control of the Company.

Additionally, pursuant to the Asset Purchase Agreement, the Sellers have exercised their right to designate three individuals to be appointed as members of our Board of Directors. As of August 26, 2016, their director nominees, Richard N. Azar II, Alan W. Dreeben and Robert D. Tips, were appointed to our Board of Directors. Mr. Azar, the principal Seller and manager of the properties, has also been appointed as Executive Chairman. Mr. Azar is a founding partner of the Seller Representative and received a significant amount of the shares of common stock issued at the closing of the Acquisition and all of the Series B Preferred Stock issued at the closing, either personally or through entities which he controls. By the six month anniversary of the closing of the Asset Purchase Agreement, one of the three members of our Board of Directors as constituted prior to the closing of the Acquisition will be required to resign in order that we will have five members of our Board of Directors, including three appointed by the Sellers, on such date unless such obligation is waived by the Sellers.

In connection with the closing of the Acquisition, we have assumed significant amounts of debt and our operation and management of the Assets may not be able to generate sufficient cash flows to meet our debt service obligations, which could reduce our financial flexibility, increase interest expenses and adversely impact our operations.

As described above, pursuant to the Asset Purchase Agreement, we assumed approximately $31.3 million of commercial bank debt and currently have approximately $40 million of commercial bank debt outstanding. Our ability to make payments on such indebtedness will depend on our ability to generate cash from the Assets. The Assets may not generate sufficient cash flow from operations to enable us to repay this indebtedness and to fund other liquidity needs, including capital expenditure requirements. Such indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows could be required to be used to service such indebtedness;

•	a high level of debt could increase our vulnerability to general adverse economic and industry conditions;

•	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

•	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

•	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

The indebtedness incurred by us in connection with the Acquisition bears interest at variable rates, and therefore if interest rates increase, our debt service requirements will increase. In such case, we may need to refinance or restructure all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness, including the assumed indebtedness, on commercially reasonable terms, or at all.

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A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt. If we cannot service or refinance our indebtedness, we may have to take actions such as selling significant assets, seeking additional equity financing (which will result in additional dilution to stockholders) or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition. If we do not have sufficient funds and are otherwise unable to arrange financing, our assets may be foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

Our shares of Series B Preferred Stock are convertible into shares of Common Stock and, when and if converted, will result in additional dilution to our current stockholders.

Each share of Series B Preferred Stock is convertible, at the option of the holder, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series B Preferred Stock ($25.00, as may be adjusted for recapitalizations) by the Conversion Price ($3.50, as may be adjusted for recapitalizations). Each share of Series B Preferred Stock will automatically convert into shares of Common Stock under certain conditions set forth in the Certificate of Designations of the Series B Preferred Stock. Assuming the conversion of all such shares outstanding as of November 2 , 2016, this would result in the issuance of approximately 3,942,857 shares of Common Stock, which is equivalent to approximately 17.6 % of our Common Stock outstanding as of November 2 , 2016 (taking into account such conversion).

Concentration of share ownership by our largest stockholders may prevent other stockholders from influencing significant corporate decisions.

As a result of the Acquisition, certain Sellers own significant portions of our stock. For example, RAD2 Minerals, Ltd and its affiliates Segundo Resources, LLC and Richard N. Azar II beneficially own approximately 32.7 % of our outstanding shares of Common Stock, Alan W. Dreeben beneficially owns approximately 9 .7% of our outstanding shares of Common Stock and, collectively, the Sellers beneficially own approximately 75.5 % of our outstanding shares of Common Stock. As a result, certain of the Sellers, and the persons and entities that control such Sellers, have the ability to exert significant influence over matters requiring approval by our stockholders, including the election and removal of directors, and on the outcome of corporate actions, including a change of control of the Company, a business combination involving the Company, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends on our stock. This concentration of ownership could be disadvantageous to other stockholders with differing interests from such persons.

The Sellers have significant control over our Board of Directors.

The Sellers have the right to appoint three members to our Board of Directors, and, as of August 26, 2016, their director nominees, Richard N. Azar II, Alan W. Dreeben and Robert D. Tips, were appointed to our Board of Directors. As a result of such appointments, the Sellers have significant control over our Board of Directors and the decisions made by our Board of Directors.

Servicing debt could limit funds available for other purposes.

We will use cash from operations to pay the principal and interest on our consolidated debt. These payments limit funds available for other purposes, including expansion of our operations through acquisitions and funding future capital expenditures.

Misrepresentations made to us by the Sellers regarding the Assets could cause us to incur substantial financial obligations and harm our business.

If we were to discover that there were misrepresentations made to us by the Sellers or their representatives regarding the Assets, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the Asset Purchase Agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could materially adversely affect our financial condition and harm our business.

If we are not able to integrate the Assets into our operations in a timely manner, the anticipated benefits of the Acquisition may not be realized in a timely fashion, or at all, and our existing businesses may be materially adversely affected.

The success of the Acquisition will depend, in part, on our ability to realize the growth opportunities and synergies of combining the Assets with ours and our ability to effectively utilize the additional resources we will have following the Acquisition. The integration of the Assets may involve unforeseen difficulties. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses, which could have a material adverse effect on our business, financial condition and operating results.

The Acquisition resulted in significant costs to us, which could result in a reduction in our income and cash flows.

We were required to pay our costs related to the Acquisition, such as amounts payable to legal and financial advisors and independent accountants, and such costs were significant. Those costs could result in a reduction in our income and cash flows.

8

Because the valuation of the Assets is based in part on certain financial projections about future results, and projections are subject to inherent risks and uncertainties, the Sellers have received Acquisition consideration that was greater than the fair market value of the Assets.

The Sellers provided financial projections to us in connection with the determination of the consideration that was paid for the Assets, and we, our Board and our financial advisor relied in part on the Sellers’ projections for purposes of valuing the Assets and agreeing on the purchase price set forth in the Asset Purchase Agreement. Our valuation is not necessarily indicative of the actual value of the Assets. Accordingly, if actual financial results in the future are lower than the projections we relied upon, the Acquisition consideration may have been greater than the fair market value of the Assets.

The financial projections we relied upon may not be accurate and may not be met in the future because the projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Sellers’ and our control. As a result, actual results may differ materially from these projections. It is expected that there will be differences between actual and projected results because the projections cover multiple years and such information by its nature becomes less reliable with each successive year.

If the benefits of the Acquisition do not meet the expectations of the marketplace, or financial or industry analysts, the market price of our Common Stock may decline.

The market price of our Common Stock may decline as a result of the Acquisition if the Assets do not perform as expected, or we do not otherwise achieve the perceived benefits of the Acquisition as rapidly as, or to the extent, anticipated by the marketplace, or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

Transaction-related accounting impairment and amortization charges may delay and reduce our profitability.

Under generally accepted accounting principles, the Assets and assumed liabilities of the Sellers have been recorded on our books at their fair values at the date the Acquisition was completed. Any excess of the value of the consideration paid by us at the date the Acquisition is completed over the fair value of the identifiable tangible and intangible assets of the Sellers will be treated as excess of purchase price over the fair value of net assets acquired. Under current accounting standards, to the extent applicable, intangible assets, other than goodwill, will be amortized to expense over their estimated useful lives, which will affect our post-Acquisition profitability over several years beginning in the period in which the Acquisition is completed. The Assets will be tested at a minimum on an annual basis for impairment, which may result in additional accounting impairment charges.

Any weakness in internal control over financial reporting or disclosure controls and procedures could result in a loss of investor confidence in our financial reports and lead to a stock price decline.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and report the results in our annual report on Form 10-K. We are also required to maintain effective disclosure controls and procedures. As a result of the Acquisition, our internal controls and our disclosure controls and procedures will need to expand to encompass activities related to the Assets. If material weaknesses arise as a result and they are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the combined business post-Acquisition could cause investors to lose confidence in the accuracy and completeness of our financial reports, limit our ability to raise financing or lead to regulatory sanctions, any of which could result in a material adverse effect on our business or decline in the market price of our Common Stock post-Acquisition.

The loss of key executives could adversely affect our operations.

The success of the Acquisition will be dependent upon the continued service of a relatively small group of our key executives. While we expect that our existing executives will remain with us, the unexpected loss of the services of one or more of our executives or members of our Board could adversely affect our ability to manage the business going forward and to manage our operations.

Risks Relating to Our Operations and Industry

We require financing to execute our business plan and fund capital program requirements.

Our anticipated cash flow from operations, possible proceeds from sales of properties and funding provided by leveraging our capital structure, may not be sufficient to meet our working capital and operating needs for approximately the next twelve months. Additionally, in order to continue growth and to fund our business and expansion plans, we will require additional financing. Moving forward, we hope to pursue third party capital in the form of debt (subordinated to International Bank of Commerce, or IBC), equity or some combination of the two for certain funding requirements. We may be unsuccessful in obtaining additional financing on attractive terms, if at all. We currently require approximately $0.5 to $0.8 million of additional funding within the next few months for additional drilling and workover activities on existing properties.

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Due to our need for immediate funding, in the event we do not receive the full amount of the proceeds expected under the Securities Purchase Agreement and Stock Purchase Agreement entered into in April 2016 due to the failure to satisfy any of the conditions to receive such proceeds, we may be forced to raise capital through the sale of debt (subordinated to IBC) or equity in the near term. In order to issue additional securities, we must, subject to certain exceptions, obtain the consent of the investor in our April 2016 financing. If we are unable to obtain the consent of this investor in connection with future financings, we may be unable to raise additional capital on acceptable terms, or at all. If external financing sources are not available in a timely manner or at all, or are inadequate to fund our operations, it could materially harm our financial condition and results of operation. Additionally, we may not have the time or resources available to seek stockholder approval (if required pursuant to applicable NYSE MKT rules and requirements) for such transactions which may result in the issuance of more than 20% of our outstanding common stock. As such, we may instead rely on an exemption from the NYSE MKT stockholder approval rules which allows an NYSE MKT listed company an exemption from such rules when a delay in securing stockholder approval would seriously jeopardize the financial viability of the company. Consequently, our stockholders may not be offered the ability to approve transactions we may undertake in the future, including those transactions which would ordinarily require stockholder approval under applicable NYSE MKT rules and regulations, and/or those transactions which would result in substantial dilution to existing stockholders.

We require significant additional financing to continue as a going concern and pay outstanding liabilities and our lack of available funding raises questions regarding our ability to continue as a going concern.

Due to the nature of oil and gas interests, i.e., that rates of production generally decline over time as oil and gas reserves are depleted, if we are unable to drill additional wells and develop our proved undeveloped reserves (PUDs), either because we are unable to raise sufficient funding for such development activities, or otherwise, or in the event we are unable to acquire additional operating properties; we believe that our revenues will continue to decline over time. Furthermore, in the event we are unable to raise additional funding in the future, we will not be able to complete other drilling and/or workover activities, and may not be able to make required payments on our outstanding liabilities, including amounts owed on the Letter Loan Agreement with Louise H. Rogers (as amended and modified to date, the “Rogers Loan”) and the new IBC loan. Therefore, in the event we do not raise additional funding in the future we will be forced to scale back our business plan, sell or liquidate assets to satisfy outstanding debts and/or take other steps which may include seeking bankruptcy protection.

These conditions raise substantial doubt about our ability to continue as a going concern for the next twelve months. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The financial statements incorporated by reference herein also include a going concern footnote from our auditors.

Additionally, due to our need for immediate funding, in the event we do not receive the full amount of the proceeds expected under the Securities Purchase Agreement and Stock Purchase Agreement entered into in April 2016 due to the failure to satisfy any of the conditions to receive such proceeds, we may be forced to raise capital through the sale of debt (subordinated to IBC) or equity in the near term. In order to issue additional securities, we must, subject to certain exceptions, obtain the consent of the investor in our April 2016 financing. If we are unable to obtain the consent of this investor in connection with future financings, we may be unable to raise additional capital on acceptable terms, or at all. If external financing sources are not available in a timely manner or at all, or are inadequate to fund our operations, it could materially harm our financial condition and results of operation. We may not have the time or resources available to seek stockholder approval (if required pursuant to applicable NYSE MKT rules and requirements) for such transactions which may result in the issuance of more than 20% of our outstanding common stock. As such, we may instead rely on an exemption from the NYSE MKT stockholder approval rules which allows an NYSE MKT listed company an exemption from such rules when a delay in securing stockholder approval would seriously jeopardize the financial viability of the company. Consequently, our stockholders may not be offered the ability to approve transactions we may undertake in the future, including those transactions which would ordinarily require stockholder approval under applicable NYSE MKT rules and regulations, and/or those transactions which would result in substantial dilution to existing stockholders.

In the event we are unable to raise funding in the future or complete a business combination or similar transaction in the near term, we will not be able to pay our liabilities. In the event we are unable to raise adequate funding in the future for our operations and to pay our outstanding debt obligations or in the event we fail to enter into a business combination or similar transaction, we would be forced to liquidate our assets (or our creditors may undertake a foreclosure of such assets in order to satisfy amounts we owe to such creditors) or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

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We are subject to production declines and loss of revenue due to shut-in wells.

The majority of our production revenues come from a small number of producing wells. In the event those wells are required to be shut-in (as they were for various periods in the past), our production and revenue could be adversely effected. Our wells are shut-in from time-to-time for maintenance, workovers, upgrades and other matters outside of our control, including repairs, adverse weather (including hurricanes, flooding and tropical storms), inability to dispose of produced water or other regulatory and market conditions. Any significant period where our wells, and especially our top producing wells, are shut-in, would have a material adverse effect on our results of production, revenues and net income or loss for the applicable period.

Many of our leases are in areas that have been partially depleted or drained by offset wells.

Many of our leases are in areas that have been partially depleted or drained by offset drilling. Interference from offset drilling may inhibit our ability to find or recover commercial quantities of oil and/or may result in an acceleration in the decline in production of our wells, which may in turn have an adverse effect on our recovered barrels of oil and consequently our results of operations.

Crude oil and natural gas prices are highly volatile in general and low prices will negatively affect our financial results.

Our revenues, operating results, profitability, cash flow, future rate of growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our oil and natural gas properties, are substantially dependent upon prevailing prices of crude oil and natural gas. Lower crude oil and natural gas prices also may reduce the amount of crude oil and natural gas that we can produce economically. Historically, the markets for crude oil and natural gas have been very volatile, and such markets are likely to continue to be volatile in the future. Prices for oil and natural gas fluctuate widely in response to a variety of factors beyond our control, such as:

•	overall U.S. and global economic conditions;
•	weather conditions and natural disasters;
•	seasonal variations in oil and natural gas prices;
•	price and availability of alternative fuels;
•	technological advances affecting oil and natural gas production and consumption;
•	consumer demand;
•	domestic and foreign supply of oil and natural gas;
•	variations in levels of production;
•	regional price differentials and quality differentials of oil and natural gas; price and quantity of foreign imports of oil, NGLs and natural gas;
•	the completion of large domestic or international exploration and production projects;
•	restrictions on exportation of our oil and natural gas;
•	the availability of refining capacity;
•	the impact of energy conservation efforts;
•	political conditions in or affecting other oil producing and natural gas producing countries, including the current conflicts in the Middle East and conditions in South America and Russia; and
•	domestic and foreign governmental regulations, actions and taxes.

Further, oil and natural gas prices do not necessarily fluctuate in direct relation to each other. Our revenue, profitability, and cash flow depend upon the prices of supply and demand for oil and natural gas, and a drop in prices can significantly affect our financial results and impede our growth. In particular, declines in commodity prices may:

•	negatively impact the value of our reserves, because declines in oil and natural gas prices would reduce the value and amount of oil and natural gas that we can produce economically;
•	reduce the amount of cash flow available for capital expenditures, repayment of indebtedness, and other corporate purposes; and
•	limit our ability to borrow money or raise additional capital.

We may have difficulty managing growth in our business, which could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

Because of our small size, growth in accordance with our business plans, if achieved, will place a significant strain on our financial, technical, operational and management resources. If we expand our activities, development and production, and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the inability to recruit and retain experienced managers, geoscientists, petroleum engineers and landmen could have a material adverse effect on our business, financial condition and results of operations and our ability to execute our business plan in a timely fashion.

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We face intense competition.

We are in direct competition for properties with numerous oil and natural gas companies, drilling and income programs and partnerships exploring various areas of Texas and will face competition for properties in Oklahoma. Many competitors are large, well-known energy companies, although no single entity dominates the industry. Many of our competitors possess greater financial and personnel resources enabling them to identify and acquire more economically desirable energy producing properties and drilling prospects than us. Additionally, there is competition from other fuel choices to supply the energy needs of consumers and industry. Management believes that a viable marketplace exists for smaller producers of natural gas and crude oil.

Our competitors may use superior technology and data resources that we may be unable to afford or that would require a costly investment by us in order to compete with them more effectively.

Our industry is subject to rapid and significant advancements in technology, including the introduction of new products and services using new technologies and databases. As our competitors use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. In addition, many of our competitors will have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. We cannot be certain that we will be able to implement technologies on a timely basis or at a cost that is acceptable to us. One or more of the technologies that we will use or that we may implement in the future may become obsolete, and we may be adversely affected.

Our wholly-owned subsidiary currently owes significant funds under an outstanding promissory note, the repayment of which is secured by a first priority security interest in substantially all of our subsidiary’s assets.

Effective on August 13, 2013, we entered into the Rogers Loan, as described in greater detail under “Note 6 – Notes Payable” to our consolidated financial statements included in “Part II – Item 8. Financial Statements and Supplementary Data”, in our Annual Report on Form 10-K filed July 13, 2016, which is incorporated herein by reference. The maturity date of the Rogers Loan is currently October 31, 2016. We have also (i) transferred all of our pre-Acquisition oil and gas interests and equipment existing as of December 16, 2015 (the “CATI Properties”) to our wholly-owned Texas subsidiary, CATI; (ii) clarified that following the transfer, Louise H. Rogers (“Rogers”) has no right to foreclose upon us (at the Nevada corporate parent level) upon the occurrence of an event of default under the Rogers Loan, and that instead Rogers can only take action against CATI and the CATI Properties; and (iii) required Rogers to release all UCC and other security filings on us (provided that Rogers is allowed to file the same filings on CATI and its assets). Finally, we have entered into an Assignment, Novation, and Assumption Agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, we assigned our obligations under the Rogers Loan and related loan documents, to CATI, as if CATI had originally been a party thereto, CATI agreed to assume such obligations and to take whatever actions requested by Rogers in order for Rogers to secure the amounts owed under the Rogers Note, and Rogers agreed to release us (at the parent company level) from any obligations under the Rogers Loan and related loan documents, other than under the amendment above. Notwithstanding the above, we do not have sufficient funds to repay the Rogers Loan. In the event of the default in the payment when due of the amounts owed under the Rogers Loan, as amended, Rogers may seek to secure her interest pursuant to the aforementioned security rights in CATI and the CATI Properties. If CATI is in default of the Rogers Loan, Rogers can take certain actions under the Rogers Loan, including demanding immediate repayment of all amounts outstanding or initiating foreclosure proceedings against CATI and the CATI Properties. As the Rogers Loan is secured by substantially all of the CATI Properties, Rogers (or where applicable, her agent) can foreclose on the CATI Properties which would cause us to significantly curtail operations. Because our ownership interest in CATI currently constitutes significantly all of our pre-Acquisition assets, a foreclosure on the CATI Properties could cause the value of our securities to decline or become worthless. Additionally, as a result of the above, CATI may be forced to seek bankruptcy protection.

The future occurrence or continuance of an event of default under the Rogers Loan or the acceleration of amounts owed thereunder could have a material adverse effect on us and our financial condition.

The Rogers Loan and note issued in connection therewith include standard and customary events of default. Upon the occurrence of an event of default, Rogers may declare the entire unpaid balance (as well as any interest, fees and expenses) immediately due and payable. Funding to repay such amounts, if required by Rogers, may not be available timely, on favorable terms, if at all, and if Rogers were to require immediate repayment of the amounts owed, it would likely have a material adverse effect on our results of operations, financial condition and the value of our common stock.

We may not meet the closing conditions to receive funds under the April 2016 Securities Purchase Agreement and Stock Purchase Agreement, timely or at all.

Pursuant to our April 2016 Securities Purchase Agreement and Stock Purchase Agreement, we may not receive up to $10 million in proceeds if closing conditions are not met, including an effective registration statement covering the Common Stock underlying the securities issued or to be issued to the investor. In the event that we do not timely receive funds under the April 2016 Securities Purchase Agreement and Stock Purchase Agreement, and/or we do not receive such funds at all, and are unable to obtain replacement financing, it will have a material adverse effect on our ability to satisfy our liabilities and could force us to curtail our operations or seek bankruptcy protection, which could result in the value of our securities declining in value or becoming worthless.

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We have various outstanding Convertible Promissory Notes which are convertible into shares of our common stock at a discount to our current market price.

Through November 2 , 2016, we have issued or agreed to issue $3,000,000 in Convertible Promissory Notes. The Convertible Promissory Notes are due and payable on various dates between October 1, 2016 and April 26, 2017. The Convertible Promissory Notes accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holders thereof the right to convert the principal and interest due thereunder into our common stock at a conversion price of $1.50 per share or $3.25 per share, as applicable. Each conversion is subject to a per holder 9.99% ownership limitation upon conversion. We have the right to prepay the Convertible Promissory Notes. The Convertible Promissory Notes include customary events of default for facilities of similar nature and size. Upon the conversion of the Convertible Promissory Notes, the notes will be convertible into a significant number of shares of our common stock at $1.50 per share or $3.25 per share, as applicable, which is a discount to the trading price of our common stock as of November 2 , 2016. As a result, any conversion of the Convertible Promissory Notes and sale of shares of common stock issuable in connection with the conversion thereof will likely cause the value of our common stock, if any, to decline in value, as described in greater detail under the Risk Factors below. Through November 2 , 2016, Convertible Promissory Notes in the principal amount of $1.45 million have been converted into common stock.

The issuance and sale of common stock upon conversion of the Convertible Promissory Notes, the Debenture and the other convertible securities to be issued, may depress the market price of our common stock.

If there are sequential conversions of the Convertible Promissory Notes, the Debenture and the other convertible securities to be issued, and sales of such converted shares take place, the price of our common stock may decline. The shares of common stock issuable upon conversion of these securities may be sold without restriction after the applicable holding period under Rule 144 has elapsed. In addition, we have agreed to file resale registration statements for the shares of common stock issuable upon conversion of the Debenture and related warrant, Series C Preferred Stock and related warrant, and certain of the Convertible Promissory Notes and related warrants subject to certain conditions, which will make those shares freely tradable when the registration statements become effective. As a result, the sale of these shares may adversely affect the market price of our common stock.

In addition, the common stock issuable upon conversion of these convertible securities may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The Convertible Promissory Notes are currently convertible into shares of our common stock at a discount to the current market price of our common stock as described above, and such discount to market provides the holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, the note holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

The issuance of common stock upon conversion of the Convertible Promissory Notes and other convertible securities will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the Convertible Promissory Notes and other convertible securities will result in immediate and substantial dilution to the interests of other stockholders.

Due to the occurrence of a trigger event, we no longer have a right to early redeem or cause an early conversion of the Debenture and Series C Preferred Stock without the Selling Stockholder's approval, and the resulting increase in the interest rate, premium rate and conversion discount applicable to such securities could become material to us if the market price of our common stock were to decline significantly.

A trigger event occurred on June 30, 2016 and, as a result, we no longer have a right to early redeem or cause an early conversion of the Debenture and Series C Preferred Stock without the Selling Stockholder's approval, and the interest rate, premium rate and conversion discount applicable to such securities have increased. Therefore, if the Selling Stockholder decides not to convert such securities prior to maturity, they will continue to accrue interest and conversion premiums at a higher interest rate and premium rate until maturity. The increases in interest rate, premium rate and conversion discount may go up or down as the market price of our common stock declines below or rises above certain levels. Accordingly, increases in the interest rate, premium rate and conversion discount applicable to such securities could become material to us if the market price of our common stock were to decline significantly, and this could cause substantial additional dilution to the interests of other stockholders. The occurrence of a trigger event under the Second Warrant would have a similar effect under the terms of those securities.

Restrictions on drilling activities intended to protect certain species of wildlife may adversely affect our ability to conduct drilling activities in some of the areas where we operate.

Oil and natural gas operations in our operating areas can be adversely affected by seasonal or permanent restrictions on drilling activities designed to protect various wildlife. Seasonal restrictions may limit our ability to operate in protected areas and can intensify competition for drilling rigs, oilfield equipment, services, supplies and qualified personnel, which may lead to periodic shortages when drilling is allowed. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs. Permanent restrictions imposed to protect endangered species could prohibit drilling in certain areas or require the implementation of expensive mitigation measures. Specifically, applicable laws protecting endangered species prohibit the harming of endangered or threatened species, provide for habitat protection, and impose stringent penalties for noncompliance. The designation of previously unprotected species as threatened or endangered in areas where we operate could cause us to incur increased costs arising from species protection measures or could result in limitations, delays, or prohibitions on our exploration and production activities that could have an adverse impact on our ability to develop and produce our reserves.

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The derivatives legislation adopted by Congress, and implementation of that legislation by federal agencies, could have an adverse impact on our ability to hedge risks associated with our business.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Dodd-Frank Act, which, among other things, sets forth the new framework for regulating certain derivative products including the commodity hedges of the type that we may elect to use, but many aspects of this law are subject to further rulemaking and will take effect over several years. As a result, it is difficult to anticipate the overall impact of the Dodd-Frank Act on our ability or willingness to enter into and maintain such commodity hedges and the terms of such hedges. There is a possibility that the Dodd-Frank Act could have a substantial and adverse impact on our ability to enter into and maintain these commodity hedges. In particular, the Dodd-Frank Act could result in the implementation of position limits and additional regulatory requirements on derivative arrangements, which could include new margin, reporting and clearing requirements. In addition, this legislation could have a substantial impact on our counterparties and may increase the cost of our derivative arrangements in the future. If these types of commodity hedges become unavailable or uneconomic, our commodity price risk could increase, which would increase the volatility of revenues and may decrease the amount of credit available to us. Any limitations or changes in our use of derivative arrangements could also materially affect our future ability to conduct acquisitions.

If we do not hedge our exposure to reductions in oil and natural gas prices, we may be subject to significant reductions in prices. Alternatively, we may use oil and natural gas price hedging contracts, which involve credit risk and may limit future revenues from price increases and result in significant fluctuations in our profitability.

In the event that we choose not to hedge our exposure to reductions in oil and natural gas prices by purchasing futures and by using other hedging strategies, we may be subject to significant reduction in prices which could have a material negative impact on our profitability. Alternatively, we may elect to use hedging transactions with respect to a portion of our oil and natural gas production to achieve more predictable cash flow and to reduce our exposure to price fluctuations. While the use of hedging transactions limits the downside risk of price declines, their use also may limit future revenues from price increases. Hedging transactions also involve the risk that the counterparty may be unable to satisfy its obligations.

Our operations are substantially dependent on the availability of water. Restrictions on our ability to obtain water may have an adverse effect on our financial condition, results of operations and cash flows.

Water is an essential component of deep shale oil and natural gas production during both the drilling and hydraulic fracturing, or fracking processes. Our operations in West Texas and Oklahoma and future operations in other areas could be adversely impacted if we are unable to locate sufficient amounts of water, or dispose of or recycle water used in our exploration and production operations. Currently, the quantity of water required in certain completion operations, such as hydraulic fracturing, and changing regulations governing usage may lead to water constraints and supply concerns (particularly in some parts of the country). As a result, future availability of water from certain sources used in the past may be limited. Moreover, the imposition of new environmental initiatives and conditions could include restrictions on our ability to conduct certain operations such as hydraulic fracturing or disposal of waste, including, but not limited to, produced water, drilling fluids and other wastes associated with the exploration, development or production of oil and natural gas. The federal Clean Water Act, or CWA and analogous state laws impose restrictions and strict controls regarding the discharge of pollutants, including produced waters and other oil and natural gas waste, into navigable waters or other regulated federal and state waters. Permits or other approvals must be obtained to discharge pollutants to regulated waters and to conduct construction activities in such waters and wetlands. Uncertainty regarding regulatory jurisdiction over wetlands and other regulated waters has, and will continue to, complicate and increase the cost of obtaining such permits or other approvals. The CWA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of pollutants and unauthorized discharges of reportable quantities of oil and other hazardous substances. Many state discharge regulations, and the Federal National Pollutant Discharge Elimination System General permits issued by the EPA, prohibit the discharge of produced water and sand, drilling fluids, drill cuttings and certain other substances related to the oil and natural gas industry into coastal waters. While generally exempt under federal programs, many state agencies have also adopted regulations requiring certain oil and natural gas exploration and production facilities to obtain permits for storm water discharges. In October 2011, the EPA announced its intention to develop federal pretreatment standards for wastewater discharges associated with hydraulic fracturing activities. If adopted, the pretreatment rules will require coalbed methane and shale gas operations to pretreat wastewater before transferring it to treatment facilities Some states have banned the treatment of fracturing wastewater at publicly owned treatment facilities. There has been recent nationwide concern over earthquakes associated with Class II underground injection control wells, a predominant storage method for crude oil and gas wastewater. It is likely that new rules and regulations will be developed to address these concerns, possibly eliminating access to Class II wells in certain locations, and increasing the cost of disposal in others. Finally, the EPA study noted above has focused and will continue to focus on various stages of water use in hydraulic fracturing operations. It is possible that, following the conclusion of the EPA’s study, the agency will move to more strictly regulate the use of water in hydraulic fracturing operations. While we cannot predict the impact that these changes may have on our business at this time, they may be material to our business, financial condition, and operations. Compliance with environmental regulations and permit requirements governing the withdrawal, storage and use of surface water or groundwater necessary for hydraulic fracturing of wells or the disposal or recycling of water will increase our operating costs and may cause delays, interruptions or termination of our operations, the extent of which cannot be predicted. In addition, our inability to meet our water supply needs to conduct our completion operations may impact our business, and any such future laws and regulations could negatively affect our financial condition, results of operations and cash flows.

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If we acquire crude oil and natural gas properties in the future, our failure to fully identify existing and potential problems, to accurately estimate reserves, production rates or costs, or to effectively integrate the acquired properties into our operations could materially and adversely affect our business, financial condition and results of operations.

From time to time, we seek to acquire crude oil and natural gas properties. Although we perform reviews of properties to be acquired in a manner that we believe is duly diligent and consistent with industry practices, reviews of records and properties may not necessarily reveal existing or potential problems, and may not permit us to become sufficiently familiar with the properties in order to fully assess their deficiencies and potential. Even when problems with a property are identified, we may assume environmental and other risks and liabilities in connection with acquired properties pursuant to the acquisition agreements. Moreover, there are numerous uncertainties inherent in estimating quantities of crude oil and natural gas reserves (as discussed further below), actual future production rates and associated costs with respect to acquired properties. Actual reserves, production rates and costs may vary substantially from those assumed in our estimates. We may be unable to locate or make suitable acquisitions on acceptable terms and future acquisitions may not be effectively and profitably integrated. Acquisitions involve risks that could divert management resources and/or result in the possible loss of key employees and customers of the acquired operations. For the reasons above, among others, an acquisition may have a material and adverse effect on our business and results of operations, particularly during the periods in which the operations of the acquired properties are being integrated into our ongoing operations or if we are unable to effectively integrate the acquired properties into our ongoing operations.

If we make any acquisitions or enter into any business combinations in the future, they may disrupt or have a negative impact on our business.

If we make acquisitions or enter into any business combinations in the future, funding permitting, we could have difficulty integrating the acquired companies’ assets, personnel and operations with our own. Additionally, acquisitions, mergers or business combinations we may enter into in the future could result in a change of control of the Company, and a change in the Board of Directors or officers of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition or completing a business combination, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions and business combinations are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired companies, concepts and operations;
•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel;
•	the potential inability to manage an increased number of locations and employees;
•	our ability to successfully manage the companies and/or concepts acquired;
•	the failure to realize efficiencies, synergies and cost savings; or
•	the effect of any government regulations which relate to the business acquired.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition or business combination, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Any acquisition or business combination transaction we enter into in the future could cause substantial dilution to existing stockholders, result in one party having majority or significant control over the Company or result in a change in business focus of the Company.

We depend significantly upon the continued involvement of our present management.

We depend to a significant degree upon the involvement of our management, specifically, our Chief Executive Officer and director, Anthony C. Schnur, who is in charge of our strategic planning and operations. Our performance and success are dependent to a large extent on the efforts and continued employment of Mr. Schnur. We do not believe that Mr. Schnur could be quickly replaced with personnel of equal experience and capabilities, and his successor(s) may not be as effective. If Mr. Schnur or any of our other key personnel resign or become unable to continue in their present roles and if they are not adequately replaced, our business operations could be adversely affected.

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We have an active Board of Directors that meets several times throughout the year and is intimately involved in our business and the determination of our operational strategies. Members of our Board of Directors work closely with management to identify potential prospects, acquisitions and areas for further development. If any of our directors resign or become unable to continue in their present role, it may be difficult to find replacements with the same knowledge and experience and as a result, our operations may be adversely affected.

Certain of our undeveloped leasehold assets are subject to leases that will expire over the next several years unless production is established on units containing the acreage.

Leases on natural gas and oil properties typically have a term of three to five years, after which they expire unless, prior to expiration, a well is drilled and production of hydrocarbons in paying quantities is established. If our leases expire and we are unable to renew the leases, we will lose our right to develop the related properties. Although we seek to actively manage our undeveloped properties, our drilling plans for these areas are subject to change based upon various factors, including drilling results, natural gas and oil prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints and regulatory approvals.

Our business is subject to extensive regulation.

As many of our activities are subject to federal, state and local regulation, and as these rules are subject to constant change or amendment, our operations may be adversely affected by new or different government regulations, laws or court decisions applicable to our operations.

Government regulation and liability for environmental matters may adversely affect our business and results of operations.

Crude oil and natural gas operations are subject to extensive federal, state and local government regulations, which may be changed from time to time. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of crude oil and natural gas wells below actual production capacity in order to conserve supplies of crude oil and natural gas. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the development, production, handling, storage, transportation and disposal of crude oil and natural gas, byproducts thereof and other substances and materials produced or used in connection with crude oil and natural gas operations. In addition, we may inherit liability for environmental damages caused by previous owners of property we purchase or lease. As a result, we may incur substantial liabilities to third parties or governmental entities. The implementation of new, or the modification of existing, laws or regulations could have a material adverse effect on us.

Future increases in our tax obligations; either due to increases in taxes on energy products, energy service companies and exploration activities or reductions in currently available federal income tax deductions with respect to oil and natural gas exploration and development, may adversely affect our results of operations and increase our operating expenses.

Federal, state and local governments have jurisdiction in areas where we operate and impose taxes on the oil and natural gas products we sell. There are constant discussions by federal, state and local officials concerning a variety of energy tax proposals, some of which, if passed, would add or increase taxes on energy products, service companies and exploration activities. Additionally, the current administration has proposed legislation which would make significant changes to federal tax laws, including the elimination of certain key United States federal income tax incentives currently available to oil and natural gas exploration and production companies. These proposed changes include, but are not limited to: (1) the repeal of the percentage depletion allowance for oil and natural gas properties, (2) the elimination of current deductions for intangible drilling and development costs, (3) the elimination of the deduction for certain domestic production activities, and (4) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted into law or how soon any such changes could become effective in the event they were enacted into law. The passage of any legislation as a result of these proposals or any other changes in U.S. federal income tax laws could impact or increase the taxes that we are required to pay and consequently adversely affect our results of operations and/or increase our operating expenses.

The crude oil and natural gas reserves we report in our SEC filings are estimates and may prove to be inaccurate.

There are numerous uncertainties inherent in estimating crude oil and natural gas reserves and their estimated values. The reserves we report in our filings with the SEC now and in the future will only be estimates and such estimates may prove to be inaccurate because of these uncertainties. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner. Estimates of economically recoverable crude oil and natural gas reserves depend upon a number of variable factors, such as historical production from the area compared with production from other producing areas and assumptions concerning effects of regulations by governmental agencies, future crude oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work-over and remedial costs. Some or all of these assumptions may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of crude oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

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Additionally, “probable” and “possible reserve estimates” are considered unproved reserves and as such, the SEC views such estimates to be inherently unreliable, may be misunderstood or seen as misleading to investors that are not “experts” in the oil or natural gas industry. Unless you have such expertise, you should not place undue reliance on these estimates. Except as required by applicable law, we undertake no duty to update this information and do not intend to update this information.

The calculated present value of future net revenues from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

You should not assume that the present value of future net cash flows as included in our public filings is the current market value of our estimated proved oil and natural gas reserves. We generally base the estimated discounted future net cash flows from proved reserves on current costs held constant over time without escalation and on commodity prices using an unweighted arithmetic average of first-day-of-the-month index prices, appropriately adjusted, for the 12-month period immediately preceding the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs used for these estimates and will be affected by factors such as:

•	actual prices we receive for oil and natural gas;
•	actual cost and timing of development and production expenditures;
•	the amount and timing of actual production; and
•	changes in governmental regulations or taxation.

In addition, the 10% discount factor that is required to be used to calculate discounted future net revenues for reporting purposes under GAAP is not necessarily the most appropriate discount factor based on the cost of capital in effect from time to time and risks associated with our business and the oil and natural gas industry in general.

Crude oil and natural gas development, re-completion of wells from one reservoir to another reservoir, restoring wells to production and exploration, drilling and completing new wells are speculative activities and involve numerous risks and substantial and uncertain costs.

Our growth will be materially dependent upon the success of our future development program. Even considering our business philosophy to avoid wildcat wells, drilling for crude oil and natural gas and reworking existing wells involves numerous risks, including the risk that no commercially productive crude oil or natural gas reservoirs will be encountered. The cost of exploration, drilling, completing and operating wells is substantial and uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors beyond our control, including: unexpected drilling conditions; pressure or irregularities in formations; equipment failures or accidents; inability to obtain leases on economic terms, where applicable; adverse weather conditions and natural disasters; compliance with governmental requirements; and shortages or delays in the availability of drilling rigs or crews and the delivery of equipment. Furthermore, we cannot provide investors with any assurance that we will be able to obtain rights to additional producing properties in the future and/or that any properties we obtain rights to will contain commercially exploitable quantities of oil and/or gas.

Drilling or reworking is a highly speculative activity. Even when fully and correctly utilized, modern well completion techniques such as hydraulic fracturing and horizontal drilling do not guarantee that we will find crude oil and/or natural gas in our wells. Hydraulic fracturing involves pumping a fluid with or without particulates into a formation at high pressure, thereby creating fractures in the rock and leaving the particulates in the fractures to ensure that the fractures remain open, thereby potentially increasing the ability of the reservoir to produce oil or natural gas. Horizontal drilling involves drilling horizontally out from an existing vertical well bore, thereby potentially increasing the area and reach of the well bore that is in contact with the reservoir. Our future drilling activities may not be successful and, if unsuccessful, such failure would have an adverse effect on our future results of operations and financial condition. Our overall drilling success rate and/or our drilling success rate for activities within a particular geographic area may decline in the future. We may identify and develop prospects through a number of methods, some of which do not include lateral drilling or hydraulic fracturing, and some of which may be unproven. The drilling and results for these prospects may be particularly uncertain. Our drilling schedule may vary from our capital budget. The final determination with respect to the drilling of any scheduled or budgeted prospects will be dependent on a number of factors, including, but not limited to: the results of previous development efforts and the acquisition, review and analysis of data; the availability of sufficient capital resources to us and the other participants, if any, for the drilling of the prospects; the approval of the prospects by other participants, if any, after additional data has been compiled; economic and industry conditions at the time of drilling, including prevailing and anticipated prices for crude oil and natural gas and the availability of drilling rigs and crews; our financial resources and results; the availability of leases and permits on reasonable terms for the prospects; and the success of our drilling technology.

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These projects may not be successfully developed and the wells discussed, if drilled, may not encounter reservoirs of commercially productive crude oil or natural gas. There are numerous uncertainties in estimating quantities of proved reserves, including many factors beyond our control. If we are unable to find commercially exploitable quantities of oil and natural gas in any properties we may acquire in the future, and/or we are unable to commercially extract such quantities we may find in any properties we may acquire in the future, the value of our securities may decline in value.

Recent commodity price declines have resulted in impairment of our oil and gas properties, and future natural gas and oil price declines may result in additional write-downs of the carrying amount of our assets, which could materially and adversely affect our results of operations.

The value of our assets depends on prices of natural gas and oil. Declines in these prices as well as increases in development costs, changes in well performance, delays in asset development or deterioration of drilling results may result in our having to make material downward adjustments to our estimated proved reserves, and could result in an impairment charge and a corresponding write-down of the carrying amount of our oil and natural gas properties. For example, in March 2016, we recorded an impairment of approximately $21.4 million associated with oil and gas properties in certain non-core fields in south Texas. The impairment of these fields was due to a significant decline in commodity prices during the 2016 fiscal year.

We evaluate our oil and gas properties for impairment using the full cost method whereby the carrying value of property and equipment is compared to the “estimated present value” of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions at the end of the period, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences. In the event that commodity prices decline further, there could be a significant revision in the future.

Because of the inherent dangers involved in oil and gas exploration, there is a risk that we may incur liability or damages as we conduct our business operations, which could force us to expend a substantial amount of money in connection with litigation and/or a settlement.

The oil and natural gas business involves a variety of operating hazards and risks such as well blowouts, pipe failures, casing collapse, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, spills, pollution, releases of toxic gas and other environmental hazards and risks. These hazards and risks could result in substantial losses to us from, among other things, injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations. In addition, we may be liable for environmental damages caused by previous owners of property purchased and leased by us in the future. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for the purchase of properties and/or property interests, exploration, development or acquisitions or result in the loss of our properties and/or force us to expend substantial monies in connection with litigation or settlements. As such, our current insurance or the insurance that we obtain in the future may not be adequate to cover any losses or liabilities. We cannot predict the availability of insurance or the availability of insurance at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could materially and adversely affect our financial condition and operations. We may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations, which could lead to any investment in us declining in value or becoming worthless.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

The rate of production from our oil and natural gas properties will decline as our reserves are depleted. Our future oil and natural gas reserves and production and, therefore, our income and cash flow, are highly dependent on our success in (a) efficiently developing and exploiting our current reserves on properties owned by us or by other persons or entities and (b) economically finding or acquiring additional oil and natural gas properties. In the future, we may have difficulty acquiring new properties. During periods of low oil and/or natural gas prices, it will become more difficult to raise the capital necessary to finance expansion activities. If we are unable to replace our production, our reserves will decrease, and our business, financial condition and results of operations would be adversely affected.

The unavailability or high cost of drilling rigs, completion equipment and services, supplies and personnel, including hydraulic fracturing equipment and personnel, could adversely affect our ability to establish and execute exploration and development plans within budget and on a timely basis, which could have a material adverse effect on our business, financial condition and results of operations.

Shortages or the high cost of drilling rigs, completion equipment and services, supplies or personnel could delay or adversely affect our operations. When drilling activity in the United States increases, associated costs typically also increase, including those costs related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. These costs may increase, and necessary equipment and services may become unavailable to us at economical prices. Should this increase in costs occur, we may delay drilling activities, which may limit our ability to establish and replace reserves, or we may incur these higher costs, which may negatively affect our business, financial condition and results of operations.

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We incur certain costs to comply with government regulations, particularly regulations relating to environmental protection and safety, and could incur even greater costs in the future.

Our exploration, production and marketing operations are regulated extensively at the federal, state and local levels and are subject to interruption or termination by governmental and regulatory authorities based on environmental or other considerations. Moreover, we have incurred and will continue to incur costs in our efforts to comply with the requirements of environmental, safety and other regulations. Further, the regulatory environment in the oil and natural gas industry could change in ways that we cannot predict and that might substantially increase our costs of compliance and, in turn, materially and adversely affect our business, results of operations and financial condition.

Specifically, as an owner or lessee and operator of crude oil and natural gas properties, we are subject to various federal, state, local and foreign regulations relating to the discharge of materials into, and the protection of, the environment. These regulations may, among other things, impose liability on us for the cost of pollution cleanup resulting from operations, subject us to liability for pollution damages and require suspension or cessation of operations in affected areas. Moreover, we are subject to the United States (U.S.) Environmental Protection Agency’s (U.S. EPA) rule requiring annual reporting of greenhouse gas (GHG) emissions. Changes in, or additions to, these regulations could lead to increased operating and compliance costs and, in turn, materially and adversely affect our business, results of operations and financial condition.

We are aware of the increasing focus of local, state, national and international regulatory bodies on GHG emissions and climate change issues. In addition to the U.S. EPA’s rule requiring annual reporting of GHG emissions, we are also aware of legislation proposed by U.S. lawmakers to reduce GHG emissions.

Additionally, there have been various proposals to regulate hydraulic fracturing at the federal level, including possible regulations limiting the ability to dispose of produced waters. Currently, the regulation of hydraulic fracturing is primarily conducted at the state level through permitting and other compliance requirements. Any new federal regulations that may be imposed on hydraulic fracturing could result in additional permitting and disclosure requirements (such as the reporting and public disclosure of the chemical additives used in the fracturing process) and in additional operating restrictions. In addition to the possible federal regulation of hydraulic fracturing, some states and local governments have considered imposing various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells, testing of nearby water wells, restrictions on the access to and usage of water and restrictions on the type of chemical additives that may be used in hydraulic fracturing operations. Such federal and state permitting and disclosure requirements and operating restrictions and conditions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.

We will continue to monitor and assess any new policies, legislation, regulations and treaties in the areas where we operate to determine the impact on our operations and take appropriate actions, where necessary. We are unable to predict the timing, scope and effect of any currently proposed or future laws, regulations or treaties, but the direct and indirect costs of such laws, regulations and treaties (if enacted) could materially and adversely affect our business, results of operations and financial condition.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Hydraulic fracturing is a common practice that is used to stimulate production of hydrocarbons from tight formations. The process involves the injection of water, sand and chemicals under pressure into rock formations to fracture the surrounding rock and stimulate production. There has been increasing public controversy regarding hydraulic fracturing with regard to the transportation and use of fracturing fluids, impacts on drinking water supplies, use of waters, and the potential for impacts to surface water, groundwater, air quality and the environment generally. A number of lawsuits and enforcement actions have been initiated implicating hydraulic fracturing practices. Additional legislation or regulation could make it more difficult to perform hydraulic fracturing, cause operational delays, increase our operating costs or make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings. New legislation or regulations in the future could have the effect of prohibiting the use of hydraulic fracturing, which would prevent us from completing our wells as planned and would have a material adverse effect on production from our wells. If these legislative and regulatory initiatives cause a material delay or decrease in our drilling or hydraulic fracturing activities, our business and profitability could be materially impacted.

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Possible regulation related to global warming and climate change could have an adverse effect on our operations and demand for oil and gas.

Studies over recent years have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. In response to these studies, governments have begun adopting domestic and international climate change regulations that require reporting and reductions of the emission of greenhouse gases. Methane, a primary component of natural gas, and carbon dioxide, a by-product of the burning of oil, natural gas and refined petroleum products, are considered greenhouse gases. In the United States, at the state level, many states, either individually or through multi-state regional initiatives, have begun implementing legal measures to reduce emissions of greenhouse gases, primarily through the planned development of emission inventories or regional greenhouse gas cap and trade programs or have begun considering adopting greenhouse gas regulatory programs. At the federal level, Congress has considered legislation that could establish a cap and trade system for restricting greenhouse gas emissions in the United States. The ultimate outcome of this federal legislative initiative remains uncertain. In addition to pending climate legislation, the EPA has issued greenhouse gas monitoring and reporting regulations. Beyond measuring and reporting, the EPA issued an “Endangerment Finding” under section 202(a) of the Clean Air Act, concluding that greenhouse gas pollution threatens the public health and welfare of current and future generations. The finding served as a first step to issuing regulations that require permits for and reductions in greenhouse gas emissions for certain facilities. Moreover, the EPA has begun regulating greenhouse gas emission from certain facilities pursuant to the Prevention of Significant Deterioration and Title V provisions of the Clean Air Act. In the courts, several decisions have been issued that may increase the risk of claims being filed by government entities and private parties against companies that have significant greenhouse gas emissions. Such cases may seek to challenge air emissions permits that greenhouse gas emitters apply for and seek to force emitters to reduce their emissions or seek damages for alleged climate change impacts to the environment, people, and property. Any existing or future laws or regulations that restrict or reduce emissions of greenhouse gases could require us to incur increased operating and compliance costs. In addition, such laws and regulations may adversely affect demand for the fossil fuels we produce, including by increasing the cost of combusting fossil fuels and by creating incentives for the use of alternative fuels and energy.

The lack of availability or high cost of drilling rigs, equipment, supplies, insurance, personnel and oilfield services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies tend to increase, in some cases substantially. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases within a geographic area. If increasing levels of exploration and production result in response to strong prices of oil and natural gas, the demand for oilfield services will likely rise, and the costs of these services will likely increase, while the quality of these services may suffer. The future lack of availability or high cost of drilling rigs, as well as any future lack of availability or high costs of other equipment, supplies, insurance or qualified personnel, in the areas in which we operate could materially and adversely affect our business and results of operations.

Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our Articles of Incorporation and Bylaws which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Our articles generally provide that our officers and directors shall have no personal liability to us or our stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our stockholders’ ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors.

We currently have outstanding indebtedness and we may incur additional indebtedness which could reduce our financial flexibility, increase interest expense and adversely impact our operations and our unit costs.

We currently have outstanding indebtedness and in the future, we may incur significant amounts of additional indebtedness in order to make acquisitions or to develop our properties. Our level of indebtedness could affect our operations in several ways, including the following:

•	a significant portion of our cash flows could be used to service our indebtedness;

•	a high level of debt would increase our vulnerability to general adverse economic and industry conditions;

•	any covenants contained in the agreements governing our outstanding indebtedness could limit our ability to borrow additional funds,

•	dispose of assets, pay dividends and make certain investments;

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•	a high level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing; and

•	debt covenants to which we may agree may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry.

A high level of indebtedness increases the risk that we may default on our debt obligations. We may not be able to generate sufficient cash flows to pay the principal or interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. If we do not have sufficient funds and are otherwise unable to arrange financing, we may have to sell significant assets or have a portion of our assets foreclosed upon which could have a material adverse effect on our business, financial condition and results of operations.

Our CATI Properties are located in the Austin Chalk and Eagle Ford trends, making us vulnerable to risks associated with operating in one major geographic area.

Our CATI Properties are located in the Austin Chalk and Eagle Ford trends south, and southeast of San Antonio, Texas. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from wells caused by transportation capacity constraints, curtailment of production, availability of equipment, facilities, personnel or services, significant governmental regulation, natural disasters, adverse weather conditions, or interruption of transportation of oil or natural gas produced from the wells in this area. In addition, the effect of fluctuations on supply and demand may become more pronounced within specific geographic oil and gas producing areas such as the ones we operate in, which may cause these conditions to occur with greater frequency or magnify the effect of these conditions. Due to the concentrated nature of our portfolio of CATI Properties, a number of our CATI Properties could experience any of the same conditions at the same time, resulting in a relatively greater impact on our results of operations than they might have on other companies that have a more diversified portfolio of properties. Such delays or interruptions could have a material adverse effect on our financial condition and results of operations.

Servicing our debt requires a significant amount of cash, which we may not have available when payments are due.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, will depend upon our future operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors, many of which we cannot control. In the future, we may incur additional indebtedness in order to make future acquisitions or to develop our properties, including under our current liabilities. If we do not have sufficient funds on hand to pay our debt, we may be required to seek a waiver or amendment from our lenders, refinance our indebtedness, sell assets or sell additional securities. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time. We may not be able obtain such financing or complete such transactions on terms acceptable to us, or at all. In addition, we may not be able to consummate an asset sale to raise capital or sell assets at prices that we believe are fair, and proceeds that we do receive may not be adequate to meet any debt service obligations then due. Our failure to generate sufficient funds to pay our debts or to undertake any of these actions successfully could result in a default on our debt obligations, which would materially adversely affect our business, results of operations and financial condition.

Future acquired properties may not be worth what we pay due to uncertainties in evaluating recoverable reserves and other expected benefits, as well as potential liabilities.

Successful property acquisitions require an assessment of a number of factors beyond our control. These factors include estimates of recoverable reserves, exploration potential, future natural gas and oil prices, operating costs, production taxes and potential environmental and other liabilities. These assessments are complex and inherently imprecise. Our review of the properties we acquire may not reveal all existing or potential problems. In addition, our review may not allow us to fully assess the potential deficiencies of the properties. We do not inspect every well, and even when we inspect a well we may not discover structural, subsurface, or environmental problems that may exist or arise. There may be threatened or contemplated claims against the assets or businesses we acquire related to environmental, title, regulatory, tax, contract, litigation or other matters of which we are unaware, which could materially and adversely affect our production, revenues and results of operations. We may not be entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities, and our contractual indemnification may not be effective. At times, we acquire interests in properties on an “as is” basis with limited representations and warranties and limited remedies for breaches of such representations and warranties. In addition, significant acquisitions can change the nature of our operations and business if the acquired properties have substantially different operating and geological characteristics or are in different geographic locations than our existing properties.

We have limited control over activities in properties we do not operate, which could reduce our production and revenues, affect the timing and amounts of capital requirements and potentially result in a dilution of our respective ownership interest in the event we are unable to make any required capital contributions.

We do not operate all of the properties in which we have an interest. As a result, we may have a limited ability to exercise influence over normal operating procedures, expenditures or future development of underlying properties and their associated costs. For all of the properties that are operated by others, we are dependent on their decision-making with respect to day-to-day operations over which we have little control. The failure of an operator of wells in which we have an interest to adequately perform operations, or an operator’s breach of applicable agreements, could reduce production and revenues we receive from that well. The success and timing of our drilling and development activities on properties operated by others depend upon a number of factors outside of our control, including the timing and amount of capital expenditures, the available expertise and financial resources, the inclusion of other participants and the use of technology. Since we do not own the majority interest in many of the wells we do not operate, we may not be in a position to remove the operator in the event of poor performance.

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The employment agreement of our Chief Executive Officer includes certain provisions which may prevent or delay a change of control.

Effective November 1, 2012, we entered into an Employment Agreement with Anthony C. Schnur, our Chief Executive Officer, which agreement was amended and restated effective December 12, 2012. The agreement had a term of two years, expiring on October 31, 2014, provided that the agreement is automatically extended for additional one year terms, unless either party provides notice of their intent not to renew within the 30 day period prior to any automatic renewal date and because neither party has provided notice, the agreement has been automatically extended until October 31, 2016. The Company agreed to pay Mr. Schnur a base annual salary of $310,000 during the term of the agreement, of which $290,000 is payable in cash and $20,000 is payable in shares of the Company’s common stock. In the event the agreement is terminated by the Company for a reason other than cause (as described in the agreement) or by Mr. Schnur for good reason (as described in the agreement), Mr. Schnur is due in the form of a lump sum payment, the product of the base salary and bonus he was paid under the agreement for the prior 12 month period, provided that if such termination occurs six months before or 24 months following the occurrence of a Change of Control (as described in the agreement), Mr. Schnur is due 200% of the amount described above upon such termination. The requirement to pay severance fees under the Employment Agreement may prevent or delay a change of control of the Company.

Risks Relating To Investment In Our Securities

We are currently not in compliance with NYSE MKT continued listing standards and if we are unable to regain compliance, our common stock may be delisted from the NYSE MKT equities market, which would likely cause the liquidity and market price of our common stock to decline.

Our common stock currently is listed on the NYSE MKT (the “Exchange”). The Exchange will consider suspending dealings in, or delisting, securities of an issuer that does not meet its continued listing standards.

On July 21, 2016, we received notice from the Exchange that we were not in compliance with certain of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE MKT Company Guide (the “Company Guide”). Specifically, we were not in compliance with Sections 1003(a)(ii) and (iii) of the Company Guide because we did not have stockholders’ equity over $4 million (required if an Exchange listed company has had losses from continuing operations and/or net losses in three of its last four fiscal years, as we did) or over $6 million (required if an Exchange listed company has had losses from continuing operations and/or net losses in its five most recent fiscal years, as we did), as of March 31, 2016 (we reported stockholders’ equity of only $2.4 million as of March 31, 2016 and had reported losses from operations in our five most recent fiscal years).

In order to maintain our listing on the Exchange, the Exchange requested that we submit a plan of compliance (the “Plan”) addressing how we intend to regain compliance with Sections 1003(a)(ii) and (iii) of the Company Guide by January 21, 2018. We submitted a Plan which has been accepted by the Exchange, and we will be able to continue our listing during the plan period and will be subject to continued periodic review by the Exchange staff. If we do not make progress consistent with the Plan during the plan period, we will be subject to delisting procedures as set forth in the Company Guide. There can be no assurance that we will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame.

We have been operating under a going concern opinion since December 31, 2014, which corresponded with the collapse in crude oil prices that began in June 2014. We closed the Acquisition on August 25, 2016 and in consideration for the Acquisition, we issued approximately 13 million shares of common stock, in addition to preferred stock, and also undertook various preferred stock and debt transactions in connection therewith. These financings and transactions are expected to return us to compliance with the requirements of Sections 1003(a)(ii) and (iii) of the Company Guide. Additionally, the oil and gas reserves acquired are currently producing approximately 1,000 barrels of oil equivalent per day from 25 wells, which, together with the transactions above, should generate sufficient revenues and cash flows to mitigate the doubt about our ability to continue as a going concern.

Notwithstanding the above, we may be unable to regain compliance with the Exchange’s continued listing standards described above or may be deemed to be out of compliance with other of the Exchange’s continued listing standards. Our business has been and may continue to be affected by worldwide macroeconomic factors, which include uncertainties in the credit and capital markets. External factors that affect our stock price, such as liquidity requirements of our investors, as well as our performance, could impact our market capitalization, revenue and operating results, which, in turn, affect our ability to comply with the Exchange’s listing standards. The Exchange has the ability to suspend trading in our common stock or remove our common stock from listing on the Exchange if in the opinion of the Exchange: (a) the financial condition and/or operating results of the Company appear to be unsatisfactory; or (b) it appears that the extent of public distribution or the aggregate market value of our common stock has become so reduced as to make further dealings on the Exchange inadvisable; or (c) we have sold or otherwise disposed of our principal operating assets, or have ceased to be an operating company; or (d) we have failed to comply with our listing agreements with the Exchange (including those described above); or (e) any other event shall occur or any condition shall exist which makes further dealings on the Exchange unwarranted.

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If we are unable to satisfy the Exchange’s criteria for continued listing and are unable to regain compliance during any applicable cure periods, our common stock would be subject to delisting. A delisting of our common stock could negatively impact us by, among other things, reducing the liquidity and market price of our common stock and reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing. In addition, delisting from the Exchange might negatively impact our reputation and, as a consequence, our business. Additionally, if we were delisted from the Exchange and are not able to list our common stock on another national exchange we will no longer be eligible to use Form S-3 registration statements and will instead be required to file a Form S-1 registration statement for any primary or secondary offerings of our common stock, which would delay our ability to raise funds in the future, may limit the type of offerings of common stock we could undertake, and would increase the expenses of any offering, as, among other things, registration statements on Form S-1 are subject to SEC review and comments whereas take downs pursuant to a previously filed Form S-3 are not.

If we are delisted from the NYSE MKT, your ability to sell your shares of our common stock would also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted from the NYSE MKT, it would come within the definition of “penny stock” as defined in the Exchange Act and would be covered by Rule 15g-9 of the Exchange Act. That Rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

We do not intend to pay cash dividends to our stockholders.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors. As a result, only appreciation of the price of our common stock, which may not occur, will provide a return to our stockholders.

We currently have an illiquid and volatile market for our common stock, and the market for our common stock is and may remain illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

•	our actual or anticipated operating and financial performance and drilling locations, including reserve estimates;

•	quarterly variations in the rate of growth of our financial indicators, such as net income/loss per share, net income/loss and cash flows, or those of companies that are perceived to be similar to us;

•	changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

•	speculation in the press or investment community;

•	public reaction to our press releases, announcements and filings with the SEC;

•	sales of our common stock by us or other stockholders, or the perception that such sales may occur;

•	the amount of our freely tradable common stock available in the public marketplace;

•	general financial market conditions and oil and natural gas industry market conditions, including fluctuations in commodity prices;

•	the realization of any of the risk factors that we are subject to;

•	the recruitment or departure of key personnel;

•	commencement of, or involvement in, litigation;

•	the prices of oil and natural gas;

•	the success of our exploration and development operations, and the marketing of any oil and natural gas we produce;

•	changes in market valuations of companies similar to ours; and

•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our common stock is listed on the NYSE MKT under the symbol “LEI.” Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. You should exercise caution before making an investment in us.

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Additionally, as a result of the illiquidity of our common stock, investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a stockholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. An active trading market for our common stock may not develop or, if one develops, may not be sustained.

A prolonged decline in the market price of our common stock could affect our ability to obtain additional financing which would adversely affect our operations.

Historically, we have relied on equity and debt financing as primary sources of financing. A prolonged decline in the market price of our common stock or a reduction in our accessibility to the global markets may result in our inability to secure additional financing which would have an adverse effect on our operations.

If the holders of our outstanding convertible securities and warrants sell a large number of shares all at once or in blocks after converting such convertible securities and exercising such warrants, or the holders of our registered shares sell a large number of shares, the trading value of our shares could decline in value.

As of November 2 , 2016, we have outstanding warrants to purchase 41,300 shares of common stock sold in April 2012, which have an exercise price of $57.50 per share; outstanding warrants to purchase 13,000 shares of our common stock at an exercise price of $37.50 per share, which were issued in connection with our April and May 2013 loan agreements; outstanding warrants to purchase 11,195 shares of our common stock at an exercise price of $0.01 per share, which were issued in connection with our August 2013 Rogers Loan; outstanding warrants to purchase 66,668 shares of our common stock at a current exercise price of approximately $9.75 per share, which were issued in connection with our April 2014 offering; outstanding convertible promissory notes convertible into 433,334 shares of our common stock at $1.50 per share; an outstanding Debenture convertible into 163,077 shares of our common stock at a conversion price of $3.25 per share; 53 shares of outstanding Series C Preferred Stock convertible into 163,077 shares of our common stock at a conversion price of $3.25 per share; and outstanding warrants to purchase 1,111,112 shares of our common stock at an exercise price of $4.50 per share, which were issued in connection with the sale of the Series C Preferred Stock. The trading price of our common stock has fluctuated significantly during the last 52 weeks.

We have 18,526,927 shares of common stock issued and outstanding as of November 2 , 2016. The exercise of outstanding warrants, or conversion of outstanding convertible promissory notes or Debenture, and the subsequent resale of such shares of common stock (which shares of common stock issuable upon exercise of the warrants sold in our April and September 2012 offerings and the warrants sold in our April 2014 offering, will be eligible for immediate resale, and which shares of common stock issuable upon conversion of the convertible promissory notes and Debenture and exercise of the warrants issued in April, May and August 2013, will be eligible for immediate resale subject to the terms and conditions of Rule 144) may cause dilution to existing stockholders and cause the market price of our securities to decline in value. Additionally, the common stock issuable upon exercise of the warrants or conversion of the convertible promissory notes or Debenture may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a Company’s stock in the market than there is demand for that stock. When this happens the price of the Company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. Finally, the offer or sale of large numbers of shares of common stock in the future, including those shares previously registered in our registration statements and prospectus supplements, and/or in connection with future registration statements or prospectus supplements may cause the market price of our securities to decline in value.

The warrants sold in our April 2014 offering and the warrants issuable pursuant to our March 2016 Note Purchase Agreement have anti-dilution rights which could cause their exercise price to be reduced.

The warrants sold in our April 2014 offering include anti-dilution rights, which provide that if at any time the warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) for consideration less than the then current exercise price of the warrants, the exercise price of such warrants is automatically reduced (a) to the lowest price per share of consideration provided or deemed to have been provided for such securities, not to be deemed less than $0.01 per share, during the one year period following the closing date of the offering (April 21, 2014), which date has passed without any required adjustments; and thereafter (b) to the product of (x) the exercise price then in effect, and (y) a fraction, the numerator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of shares of common stock which the aggregate consideration received by us would purchase at the exercise price in effect immediately prior to such issuance, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of such additional shares of common stock issued. Notwithstanding the above, no adjustment of the exercise price is required in connection with any issuances or deemed issuance of shares of common stock (1) to our officers, directors, consultants or employees pursuant to stock option or stock purchase plans or agreements on terms approved by our Board of Directors, subject to adjustment for all subdivisions and combinations; and (2) in connection with the re-negotiation, modification, extension or re-pricing of debt of the Company outstanding on the closing date, subject to the prior written approval of the holders of the warrants. Additionally, in the event we acquire ownership of another entity or a significant amount of assets from another person or entity by way of an asset purchase agreement, merger (pursuant to which we are the surviving entity and our common stock is not converted or exchanged), business combination or share exchange pursuant to which shares of our common stock or convertible securities (including options or warrants) are issued or granted by us as partial or sole consideration to the counterparty or counterparties in such transaction or series of transactions (a “Company Combination”), then and in such event, the exercise price of the warrants is automatically reduced, to the average of the highest bid and lowest asked prices of our common stock averaged over the thirty (30) business days after the closing of the Company Combination if such exercise price as adjusted is less than the exercise price in effect on the date such Company Combination Price is determined.

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The warrants issuable pursuant to our March 2016 Note Purchase Agreement include anti-dilution rights, for the first 12 months following the issuance date of such warrants, which automatically reduce the exercise price of the warrants to any lower priced security sold, granted or issued by us during such anti-dilution period, subject to certain exceptions, including officer and director grants and the transactions contemplated by the Acquisition.

We may be forced to expend significant resources and pay significant costs and expenses associated with outstanding registration rights.

In connection with our entry into the April 2014 Securities Purchase Agreement, we provided the investors in the offering registration rights pursuant to a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the purchasers in the April 2014 Securities Purchase Agreement have demand and piggy-back registration rights. We also agreed to register certain securities in connection with the April 2016 Stock Purchase Agreement and Securities Purchase Agreement. We also have agreed to register for resale the shares of common stock issuable in connection with the Acquisition. We will have to expend significant resources and pay significant costs and expenses, including filing fees, legal fees and accounting fees, in connection with such registration statements.

Nevada law and our Articles of Incorporation authorize us to issue shares of stock which shares may cause substantial dilution to our existing stockholders.

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. As of November 2 , 2016, we have 18,526,927 shares of common stock outstanding, 552,000 shares of Series B Preferred Stock outstanding, with each share of Series B Preferred Stock convertible into approximately 7.14 shares of our common stock, and 53 shares of Series C Preferred Stock outstanding, with each share of Series C Preferred Stock convertible into approximately 3,077 shares of our common stock. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without stockholder approval, subject to the requirements of the NYSE MKT (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), which if issued could cause substantial dilution to our then stockholders. Shares of additional preferred stock may also be issued by our Board of Directors without stockholder approval, with voting powers and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors, which may be greater than the shares of common stock currently outstanding. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock stockholders and/or have other rights and preferences greater than those of our common stock stockholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing stockholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have super voting rights and/or other rights or preferences which could provide the preferred stockholders with substantial voting control over us subsequent to the date of this prospectus and/or give those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or Preferred Stock may cause the value of our securities to decrease and/or become worthless.

Stockholders may be diluted significantly through our efforts to obtain financing and/or satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock. Subject to certain consent rights of the investor in our April 2016 financing, our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock (subject to NYSE MKT rules which limit among other things, the number of shares we can issue without stockholder approval to no more than 20% of our outstanding shares of common stock). These actions will result in dilution of the ownership interests of existing stockholders, and that dilution may be material.

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If persons engage in short sales of our common stock, including sales of shares to be issued upon exercise of our outstanding warrants, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our outstanding warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

The market price for our common stock may be volatile, and our stockholders may not be able to sell our stock at a favorable price or at all.

Many factors could cause the market price of our common stock to rise and fall, including: actual or anticipated variations in our quarterly results of operations; changes in market valuations of companies in our industry; changes in expectations of future financial performance; fluctuations in stock market prices and volumes; issuances of dilutive common stock or other securities in the future; the addition or departure of key personnel; announcements by us or our competitors of acquisitions, investments or strategic alliances; and the increase or decline in the price of oil and natural gas.

Substantial sales of our common stock, or the perception that such sales might occur, could depress the market price of our common stock.

We cannot predict whether future issuances of our common stock or resales in the open market will decrease the market price of our common stock. The impact of any such issuances or resales of our common stock on our market price may be increased as a result of the fact that our common stock is thinly, or infrequently, traded. The exercise of any options that we have or that we may grant to directors, executive officers and other employees in the future, the issuance of common stock in connection with acquisitions and other issuances of our common stock (including shares previously registered in our registration statements and prospectus supplements, and/or in connection with future registration statements or prospectus supplements) could have an adverse effect on the market price of our common stock. In addition, future issuances of our common stock may be dilutive to existing stockholders. Any sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could lower the market price of our common stock.

We incur significant costs as a result of operating as a fully reporting publicly traded company and our management is required to devote substantial time to compliance initiatives.

We incur significant legal, accounting and other expenses in connection with our status as a fully reporting public company. Specifically, we are required to prepare and file annual, quarterly and current reports, proxy statements and other information with the SEC. Additionally, our officers, directors and significant stockholders are required to file Form 3, 4 and 5’s and Schedule 13D/G’s with the SEC disclosing their ownership of the Company and changes in such ownership. Furthermore, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. The costs and expenses of compliance with SEC rules and our filing obligations with the SEC, or our identification of deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, could materially adversely affect our results of operations or cause the market price of our stock to decline in value.

Securities analyst coverage or lack of coverage may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If securities or industry analysts stop their coverage of us or additional securities and industry analysts fail to cover us in the future, the trading price for our common stock would be negatively impacted. If any analyst or analysts who cover us downgrade our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst or analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

Due to the fact that our common stock is listed on the NYSE MKT, we are subject to financial and other reporting and corporate governance requirements which increase our cost and expenses.

We are currently required to file annual and quarterly information and other reports with the SEC that are specified in Sections 13 and 15(d) of the Exchange Act. Additionally, due to the fact that our common stock is listed on the NYSE MKT, we are also subject to the requirements to maintain independent directors, comply with other corporate governance requirements and are required to pay annual listing and stock issuance fees. These obligations require a commitment of additional resources including, but not limited, to additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. These obligations increase our expenses and may make it more complicated or time consuming for us to undertake certain corporate actions due to the fact that we may require the approval of the NYSE MKT for such transactions and/or NYSE MKT rules may require us to obtain stockholder approval for such transactions.

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You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock.

Additional Risks Related to our Business, Industry and an Investment in our common stock.

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on July 13, 2016, and our Quarterly Report on Form 10-Q, as filed with the SEC on August 12, 2016, as well as the disclosures contained in documents filed by us thereafter pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference into, and deemed to be a part of, this prospectus.

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USE OF PROCEEDS

The Shares offered by this prospectus will be sold by the Selling Stockholder. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

SELLING STOCKHOLDER

The following table sets forth the number of shares of our Common Stock beneficially owned by the Selling Stockholder as of November 2 , 2016. The percentages shown in the table are based on 18,526,927 shares of Common Stock outstanding on that date. Shares of Common Stock subject to options, warrants or other convertible securities which are exercisable within 60 days of November 2 , 2016, are deemed to be beneficially owned by the person holding such options, warrants or other convertible securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person. Except as described in the preceding sentence, shares of Common Stock issuable upon exercise of outstanding options, warrants and other convertible securities are not deemed to be outstanding.

The table below assumes that the Selling Stockholder sells all the Shares offered by it under this prospectus and sells none of the other shares of our Common Stock owned by the Selling Stockholder, if any. We cannot estimate the number of shares of Common Stock that will be held by the Selling Stockholder after completion of this offering because the Selling Stockholder may sell all or some of the Shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The term “Selling Stockholder” includes the stockholder listed below and its respective transferees, assignees, pledgees, donees or other successors. The Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of Shares. The Selling Stockholder also may offer and sell less than the number of Shares indicated. The Selling Stockholder is not making any representation that any Shares covered by this prospectus will or will not be offered for sale. Except as indicated below in this section or in the documents incorporated by reference in this prospectus, we are not aware of any material relationship between us and the Selling Stockholder within the past three years other than as a result of the Selling Stockholder’s beneficial ownership of our Common Stock.

	Beneficially Owned Prior to Offering						Beneficially Owned After Offering
Selling Stockholder	Number of Shares		Percent		Number of Shares Being Offered by Selling Stockholder in Offering (5)		Number of Shares		Percent

Discover Growth Fund (1)	924,493	(2)	4.99	%(2)	6 ,000,000	(3)	924,493	(2)(4)	4.99	%(2)

(1)	The address for Discover Growth Fund is 4th Floor, Harbour Place, 103 South Church Street, Grand Cayman KY1-1002, Cayman Islands. David Sims serves as Director of Discover Growth Fund and has voting and investment power over the securities beneficially owned by such entity.

(2)

Includes 920,000 shares of our Common Stock. The Selling Stockholder is subject to a blocker that would prevent the Selling Stockholder’s ownership at any given time from exceeding 4.99% (which may be increased upon 61 days prior written notice from such stockholder, but not above 9.99%) of our outstanding Common Stock (the “Blocker”). Absent the Blocker, and after effectiveness of the registration statement of which this prospectus forms a part and issuance of the remaining 474 shares of Series C Preferred Stock, the Selling Stockholder would beneficially own (i) prior to this offering and based on the assumptions described below, an aggregate of approximately 6 ,000,000 shares, or 24.5%, of our Common Stock, upon conversion in full of the Series C Preferred Stock and payment of all dividends and conversion premiums thereunder, an aggregate of approximately 500,000 shares, or 2. 6%, of our Common Stock, upon conversion in full of the Debenture and payment of all interest and conversion premiums thereunder, and an aggregate of 3,785,083 shares, or 17.0%, of our Common Stock for the exercise and payment of conversion premium under the First Warrant that are being held in abeyance until such time as it would not result in the Selling Stockholder exceeding its beneficial ownership limitation; and (ii) after this offering, an aggregate of 920,000 shares of our Common Stock and, based on the assumptions described below, an aggregate of approximately 4,285,083 shares, or 17.8%, of our Common Stock, upon conversion in full of the Debenture and payment of all interest and conversion premiums thereunder and issuance of shares of Common Stock for the exercise and payment of conversion premium under the First Warrant that are being held in abeyance until such time as it would not result in the Selling Stockholder exceeding its beneficial ownership limitation. Does not include (a) 1,111,112 shares of Common Stock issuable upon exercise of the Second Warrant and (b) 3,461,538 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, as conversion premiums on such Second Warrant based on the assumptions described below.

(3)

Consists of (a) 1,618,462 shares of Common Stock issuable upon conversion of Series C Preferred Stock and (b) 4 ,381,538 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, in payment of dividends on such Series C Preferred Stock based on the assumptions described below.

(4)

Consists of (i) 920,000 shares of our Common Stock, (ii) 163,077 shares of Common Stock issuable upon conversion of the principal amount of the Debenture, and (iii) 3,454,274 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, as conversion premiums or in payment of interest on such Debenture based on the assumptions described below, and for the exercise and payment of conversion premium under the First Warrant that are being held in abeyance until such time as it would not result in the Selling Stockholder exceeding its beneficial ownership limitation. Does not include (a) 1,111,112 shares of Common Stock issuable upon exercise of the Second Warrant and (b) 3,461,538 additional shares of Common Stock that we may issue, at our sole discretion in lieu of cash, as conversion premiums on such Second Warrant based on the assumptions described below.

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(5)

We have calculated the Shares included in the registration statement, of which this prospectus forms a part, by assuming the payment of dividends and conversion premiums solely in shares of Common Stock, for a period of seven years, which is the maturity date of each of the securities. The number of additional shares of Common Stock that we may issue as conversion premiums or in payment of interest or dividends is dependent on the interest rate, dividend rate and conversion premium rate which can range from 0% to 34.95% depending on our underlying stock price at the time of conversion or maturity and assuming a triggering event has occurred. For purposes of the interest, dividend and conversion premium calculations in the preceding sentences, we assumed (i) the interest rate, dividend rate and conversion premium rate to be 18.0% per annum, and (ii) $1.82 to be 85% of the average of the lowest daily volume weighted average price during the 60 trading day period immediately prior to payment of the interest, dividends and conversion premiums, as applicable, not to exceed 85% of the lowest sales price on the last day of such period, less $0.10 per share of Common Stock (the “VWAP Measurement”).

If the VWAP Measurement is, in any case, an amount less than the amount assumed in the immediately preceding paragraph and/or the dividend rate and conversion premium rate is, in any case, higher than the rate assumed in the immediately preceding paragraph, additional shares of Common Stock will be issuable. In such case, we may file an additional registration statement, if required under the Stock Purchase Agreement, to register such additional shares of Common Stock for resale by the Selling Stockholder.

These assumptions should have no bearing on your investment decision and are not indicative of the likelihood of any future events. These assumptions are not a forecast of our future Common Stock market price. These assumptions are merely necessary to create a parameter on the Shares offered pursuant to the registration statement, of which this prospectus forms a part.

See “Recent Developments” beginning on page 5 of this prospectus for additional information regarding the transactions between us and the Selling Stockholder. The registration statement, including this prospectus, is being filed pursuant to the Stock Purchase Agreement. In general, we have agreed to prepare and file any amendments and supplements to the registration statement relating to the Shares as may be necessary to keep the registration statement effective until such time as all of the Shares covered by this prospectus have been sold or until all of such Shares may be sold pursuant to an exemption from registration.

This prospectus also covers any additional shares of our Common Stock which become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

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PLAN OF DISTRIBUTION

The Selling Stockholder of the Shares and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker dealers that agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell Shares short and deliver these Shares to close out its short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because a Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholder.

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We intend to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) such time as all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES TO BE REGISTERED

This registration statement covers 6 ,000,000 shares of Common Stock that will be sold by the Selling Stockholder, including an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions. The material terms of our Common Stock and our other capital stock are described in the section of this prospectus entitled “Description of Capital Stock” below.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our articles of incorporation, as amended, or our articles of incorporation, and our bylaws, as amended, or our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the Nevada Revised Statutes.

Capital Stock

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of November 2 , 2016, we have (i) 18,526,927 shares of common stock outstanding, (ii) 2,000 designated shares of Series A Convertible Preferred Stock, none of which are outstanding, (iii) 600,000 designated shares of Series B Convertible Preferred Stock, 552,000 of which are outstanding, and (iv) 5,000 designated shares of Series C Preferred Stock, 53 of which are outstanding.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Nevada Revised Statutes, and our Articles of Incorporation and Bylaws, each as amended and restated, from time to time. You should refer to, and read this summary together with, our Articles of Incorporation and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Holders of our Common Stock: (i) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (ii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iii) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. Each stockholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends. Our directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, our capital requirements, general business conditions and other pertinent factors.

The presence of the persons entitled to vote 33% of the outstanding voting shares on a matter before the stockholders shall constitute the quorum necessary for the consideration of the matter at a stockholders’ meeting.

The vote of the holders of a majority of the votes cast on the matter at a meeting at which a quorum is present shall constitute an act of the stockholders, except for the election of directors, who shall be appointed by a plurality of the shares entitled to vote at a meeting at which a quorum is present. The common stock does not have cumulative voting rights, which means that the holders of 51% of the common stock voting for election of directors can elect 100% of our directors if they choose to do so.

Preferred Stock

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Company:

1)	The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

3)	The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

4)	Whether the shares of such class or series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

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5)	The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

6)	Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

7)	Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

8)	The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of the common stock or shares of stock of any other class or any other series of the same class;

9)	The conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

10)	The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

11)	Facts or events to be ascertained outside the Articles of Incorporation of the Company, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment; and

12)	Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of the Company, as amended, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock has no voting rights, no liquidation rights and no redemption rights, but has conversion rights providing the holder thereof the right to convert each outstanding share of Series A Convertible Preferred Stock into 40 shares of Common Stock. The Series A Convertible Preferred Stock contains a provision that limits the amount of common shares that the holder can own at any time upon conversion to an aggregate of 4.99% of our then issued and outstanding shares of Common Stock. As of the date of this prospectus, no shares of Series A Convertible Preferred Stock are issued or outstanding.

Series B Redeemable Convertible Preferred Stock

The Series B Preferred Stock has dividend rights that accrue at an annual rate of 6% until such Series B Preferred is no longer outstanding either due to conversion, redemption or otherwise. The Series B Preferred Stock also has liquidation rights equal to the original issue price of such shares and are payable upon our liquidation, dissolution or winding up, either voluntary or involuntary. Each outstanding share of Series B Preferred Stock is entitled to one vote on all stockholder matters to come before our stockholders and are not entitled to series voting except as required by law.

Each share of Series B Preferred Stock is convertible, at the option of the holder, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series B Preferred ($25.00, as may be adjusted for recapitalizations) by the Conversion Price ($3.50, as may be adjusted for recapitalizations). Each share of Series B Preferred Stock automatically converts into shares of Common Stock under certain conditions set forth in the Certificate of Designations.

Subject to the terms of any credit or debt agreements in place which prevent us from redeeming the Series B Preferred Stock for cash, we have the option, exercisable from time to time after the Original Issue Date, to redeem all or any portion of the outstanding shares of Series B Preferred Stock which have not been previously converted into Common Stock, by paying each applicable holder, an amount equal to (a) the Original Issue Price multiplied by the number of shares of Series B Preferred Stock held by each applicable Holder, subject to such redemption; plus (b) the accrued dividends on such shares.

The consent of a majority in interest of the Series B Preferred Stock must also be obtained prior to certain corporate actions.

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As of November 2 , 2016, 552,000 shares of Series B Convertible Preferred Stock are issued and outstanding.

Series C Redeemable Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 6.0% per annum, payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion. The Series C Preferred Stock ranks senior to the Common Stock and pari passu with respect to our Series B Preferred Stock.

The Series C Preferred Stock may be converted into shares of Common Stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the Certificate of Designation), are met. Upon conversion, we will pay the holders of the Series C Preferred Stock being converted an amount, in cash or stock at our sole discretion, equal to the dividends that such shares would have otherwise earned if they had been held through the maturity date, and issue to the holders such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the conversion rate.

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture described below. The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of Common Stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the investor in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other Preferred Stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

As of November 2 , 2016, 53 shares of Series C Convertible Preferred Stock are issued and outstanding.

Warrants

As of November 2 , 2016, we have a total of 1,367,560 warrants outstanding, which have various exercise prices between $0.01 and $57.50 per share and various expiration dates between October 18, 2017 and April 21, 2019, as described in greater detail below.

In April 2012, the Company sold an aggregate of 2,950,000 units at $2.00 each, with each unit consisting of one share of Company common stock and 0.35 of a warrant to purchase one share of the Company’s common stock at an exercise price of $2.30 per share in a registered direct offering. A total of 2,950,000 shares and 1,032,500 warrants were sold in connection with the offering (one of the investors in the offering was an entity controlled by our former director, Joshua D. Young). The Company received an aggregate of $5,900,000 (or $2.00 per unit) in gross funding and approximately $5,500,000 (or $1.87 per unit) in net proceeds after paying commissions and other expenses associated with the offering. The Company used the net proceeds to pay down expenses related to drilling, lease operating and workover activities; and for general corporate purposes, including general and administrative expenses. The warrants became exercisable on October 18, 2012, and will remain exercisable thereafter until October 18, 2017. If the registration statement pursuant to which the warrants were issued is not effective and available for use at the time of any proposed exercise, the warrants have cashless exercise rights. The warrants also include a provision whereby the investors are not eligible to exercise any portion of the warrants that would result in them becoming the beneficial owner of more than 4.99% of the Company’s common stock, subject to the holder’s right to increase such amount to up to 9.99% of the Company’s common stock with at least 61 days prior written notice to the Company. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the outstanding warrants were adjusted such that 41,300 are outstanding as of November 2 , 2016 at an exercise price of $57.50 per share.

Effective April 4, 2013, we entered into a Loan Agreement with various lenders (the “Loan Agreement”) pursuant to which such lenders loaned the Company an aggregate of $2,750,000 to be used for general working capital. The lenders included entities beneficially owned by our then directors, Ken Daraie (which entity loaned us $2,000,000) and W. Andrew Krusen, Jr. (which entities loaned us $250,000), as well as an unrelated third party which loaned the Company $500,000. The outstanding principal and interest was paid in full on August 16, 2013. The Note holders were each paid their pro rata portion of a $55,000 commitment fee in connection with the Company’s entry into the Notes and were each granted their pro rata portion of warrants to purchase 275,000 shares of the Company’s common stock which were evidenced by Common Stock Purchase Warrants. These warrants were originally issued with an exercise price of $1.50 per share, a term of five years and cashless exercise rights in the event the shares issuable upon exercise of the warrants are not registered with the Securities and Exchange Commission. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 11,000 are outstanding as of November 2 , 2016 at an exercise price of $37.50 per share.

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In May 2013, we issued warrants in connection with the issuance of certain May 2013 Notes, for which the outstanding principal and interest was paid in full on August 16, 2013. The warrants were exercisable on the grant date (May 31, 2013) and remain exercisable until May 31, 2018. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 2,000 are outstanding as of November 2 , 2016 at an exercise price of $37.50 per share.

Effective on August 13, 2013, Lucas entered into a Letter Loan Agreement with Louise H. Rogers (as amended and modified to date, the “Rogers Loan”). In connection with the Rogers Loan and a Promissory Note entered into in connection therewith, the Company issued certain warrants. Such warrants were exercisable on the grant date (August 13, 2013) and remain exercisable until the earlier of (a) August 13, 2018; and (b) three years after the payment in full of the loan. The exercise price of such warrants was lowered to $0.01 per share on August 12, 2015, and the Company recorded approximately $15,000 in one-time amortization expenses related to the price reduction. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 11,195 are outstanding as of November 2 , 2016.

Warrants were also issued by the Company in connection with the sale of units in the Company’s unit offering in April 2014. The Warrants became exercisable on April 21, 2014 and will remain exercisable thereafter until April 21, 2019. As a result of our 25:1 reverse stock split, which was effective on July 15, 2015, the warrants were adjusted such that 66,668 are outstanding as of November 2 , 2016 at an exercise price of $25.00 per share. As a result of the issuance of the Debenture and related warrant, the exercise price of these warrants was adjusted to $10.17 per share. As a result of the issuance of the convertible promissory notes through November 2 , 2016, the exercise price of these warrants was adjusted to approximately $9.75 per share. In the event that all of the specific securities pursuant to all the approved proposals in our proxy statement filed July 29, 2016 are issued, we estimate the exercise price of these warrants would be further adjusted to approximately $6.38 (not taking into account securities issued in the Acquisition). As a result of the closing of the Acquisition, the exercise price of these warrants will be reduced, if applicable, to the fair market value of our Common Stock on the date 30 business days after the closing of the Acquisition.

In connection with the Note Purchase Agreement entered into on March 29, 2016, and effective March 11, 2016, we agreed to issue HFT warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share, at such time as an aggregate of $600,000 in convertible promissory notes have been sold under the Note Purchase Agreement. In connection with the Line of Credit Amendment entered into on April 11, 2016, we agreed to issue warrants to purchase 51,562 shares of common stock at an exercise price of $3.25 per share for each $250,000 in convertible promissory notes that are issued to Target Alliance London Limited. When issued, the warrants will allow for cashless exercise rights, to the extent that such shares of common stock issuable upon exercise thereof are not registered under the Securities Act of 1933, as amended, and will include anti-dilutive rights, for the first 12 months following the issuance date of such warrants, which will automatically reduce the exercise price of the warrants to any lower priced security sold, granted or issued by us during such anti-dilutive period, subject to certain exceptions, including officer and director grants and the transactions contemplated by the Acquisition.

We also issued the Second Warrant, in connection with the Stock Purchase Agreement entered into on April 6, 2016, which entitles the investor, upon exercise thereof, to purchase 1,111,112 shares of Common Stock at a purchase price of $4.50 per share. The Second Warrant will be exercisable before March 31, 2017 by mutual agreement of us and the investor upon delivery of notice from us or investor.

The Second Warrant accrues a premium at a rate equal to 6.0% per annum, subject to adjustment as provided in the Second Warrant, payable upon redemption or exercise. Upon exercise of the Second Warrant, we will pay the conversion premium that would have otherwise been due if the Second Warrant had been held through the maturity date, with respect to the portion of Second Warrant being exercised. The Second Warrant may not be exercised on a cashless basis.

The conversion premium under the Second Warrant is payable and adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture described below, except that the conversion premium adjustment thresholds for the Second Warrant are set at $4.00 and $5.00, respectively. The Second Warrant has a maturity date that is seven years after the date of issuance and, if the Second Warrant has not been wholly exercised into shares of Common Stock prior to such date, we may redeem the Second Warrant on such date by repaying to the investor in cash the purchase price paid under the Second Warrant. The purchase price paid under the Second Warrant, together with the conversion premium, automatically becomes payable with respect to the unexercised portion of the Second Warrant in the event of a liquidation, dissolution or winding up by us. Prior to the maturity date, provided that no trigger event has occurred (as defined in the Second Warrant), we have the right at any time upon 30 trading days' prior written notice to redeem all or any portion of the Second Warrant then unexercised by paying the Selling Stockholder in cash an amount per portion of unexercised warrant equal to the purchase price paid under the Second Warrant, plus the conversion premium payable as if such portion was unexercised until the maturity date, minus any conversion premium already paid for such portion.

In connection with the exercise of the First Warrant on October 7, 2016, we have issued an aggregate of 2,600,000 shares of Common Stock, and the remaining 3,785,083 shares of Common Stock for the exercise and payment of conversion premium under the First Warrant are being held in abeyance until such time as it would not result in the investor exceeding its beneficial ownership limitation.

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Stock Options

As of November 2 , 2016, we had issued and outstanding stock options to purchase an aggregate of 22,920 shares of common stock (net of forfeitures, expirations and cancellations) pursuant to our 2010 Long-Term Incentive Plan, 2012 Stock Incentive Plan and 2014 Amended and Restated Stock Incentive Plan (the “Plans”). The stock options have a weighted average exercise price of $33.96 per share.

Convertible Promissory Notes

On August 30, 2015, we entered into a Non-Revolving Line of Credit Agreement (as amended, the “Line of Credit”) with Silver Star Oil Company (“Silver Star”). The Line of Credit, which had an effective date of August 28, 2015, provided us the right, from time to time, subject to the terms of the Line of Credit, to sell up to $2.4 million in convertible promissory notes. Under the terms of the Line of Credit, we issued $1 million in convertible promissory notes to Silver Star pursuant to notes effective on September 28, 2015, October 21, 2015, November 23, 2015, December 31, 2015 and February 8, 2016 (collectively, the “Silver Star Notes”). All of the Silver Star Notes have been assigned to other parties.

To date, we have had difficulty in obtaining the remaining funding required from Silver Star under the Line of Credit. In an effort to raise funding for ongoing expenses and as a replacement for the amounts previously sought from Silver Star, on March 29, 2016, and effective March 11, 2016, we entered into a Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”) with HFT Enterprises, LLC (“HFT”). Pursuant to the Note Purchase Agreement, we agreed to sell and HFT agreed to purchase, an aggregate of $600,000 in convertible promissory notes, including $300,000 in convertible promissory notes purchased on March 29, 2016, to be effective on March 11, 2016, $150,000 in convertible promissory notes purchased on March 29, 2016, to be effective on March 25, 2016, and $150,000 in convertible promissory notes required to be purchased by HFT or its assigns on or prior to April 30, 2016. We also agreed to issue HFT warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share, at such time as an aggregate of $600,000 in convertible promissory notes have been sold.

On April 11, 2016, we entered into an Assignment, Assumption and Amendment to Line of Credit and Notes Agreement (the “Line of Credit Amendment”) with Target Alliance London Limited, pursuant to which we agreed to issue the remaining $1.4 million in convertible promissory notes under the Line of Credit at a conversion price of $3.25 per share to Target Alliance London Limited and to issue warrants to purchase 51,562 shares of common stock at an exercise price of $3.25 per share for each $250,000 in convertible promissory notes that are issued to Target Alliance London Limited.

The Silver Star Notes are due and payable on October 1, 2016. The HFT convertible promissory notes are due and payable on the anniversary of their respective issuance dates. The Target Alliance London Limited convertible promissory notes are due and payable on April 11, 2017 unless otherwise agreed between the parties. All the convertible promissory notes accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into Common Stock at a conversion price of $1.50 per share with respect to the Silver Star Notes and HFT convertible promissory notes and at a conversion price of $3.25 per share with respect to the Target Alliance London Limited convertible promissory notes. We have the right to prepay the convertible promissory notes. The convertible promissory notes include customary events of default for facilities of similar nature and size.

Convertible Redeemable Subordinated Debenture

On April 6, 2016, we entered into a Securities Purchase Agreement with an accredited institutional investor, pursuant to which we sold and issued a redeemable convertible subordinated debenture, with a face amount of $530,000, convertible into 163,077 shares of Common Stock at a conversion price equal to $3.25 per share (the “Debenture”). The investor purchased the Debenture at a 5.0% original issue discount for the sum of $500,000.

The Debenture matures in seven years and accrues interest at a rate of 6.0% per annum, subject to adjustment as provided in the Debenture. The Debenture may be converted into shares of common stock at $3.25 per share in the sole and absolute discretion of investor at any time or times after issuance. Upon conversion of the Debenture, we will pay a conversion premium equal to the amount of unpaid interest that would have otherwise been due if the Debenture had been held through the maturity date, with respect to the portion of Debenture being converted.

Accrued interest under the Debenture is payable upon conversion, redemption or maturity of the Debenture, in cash or, at our discretion, shares of common stock calculated by using 95% of the average of the lowest 5 individual daily volume weighted average prices during the measuring period, not to exceed 100% of the lowest sales prices on the last day of such period, less $0.05 per share of common stock. Following a trigger event (as defined in the Debenture), the number of shares to be issued will be calculated by using 85% of the lowest daily volume weighted average price during the measuring period, less $0.10 per share of Common Stock not to exceed 85% of the lowest sales prices on the last day of such period less $0.10 per share.

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The interest rate on the Debenture will adjust upward by 100 basis points for each $0.10 that the volume weighted average price of our Common Stock on any trading day as of which the interest rate is determined and calculated is below $2.75, subject to a maximum interest rate of 24.95%. The interest rate also will adjust upward by 10.0% following the occurrence of any trigger event. The interest rate on the Debenture will adjust downward by 100 basis points for each $0.10 that the volume weighted average price of our Common Stock on any trading day as of which the interest rate is determined and calculated is above $3.75, subject to a minimum interest rate of 0%.

To the extent the Debenture has not been converted in full into shares of common stock prior to the maturity date, the face value of the outstanding Debenture, together with all interest accrued thereunder, is payable in cash by us on the maturity date. The outstanding Debenture, together with accrued and unpaid interest, automatically becomes payable in the event of a deemed liquidation event (as defined in the Debenture).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is:

ClearTrust, LLC
17961 Hunting Bow Circle, Suite 102
Lutz, FL 33558
Phone: (813) 235-4490
Fax: (813) 388-4549
www.cleartrustonline.com

Listing

Our shares of Common Stock are listed on the NYSE MKT under the symbol “LEI”.

Restrictions on Change of Control

Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and our Bylaws, as amended and restated, and applicable provisions of Nevada law may make a change of control of us more difficult and may delay stockholder actions with respect to business combinations and the election of new members to our Board of Directors:

•	Limiting the number of our directors to ten;

•	Limiting the persons who may call special meetings of stockholders to our President or any other executive officer, the Board of Directors or any member thereof, or by the record holder or holders of at least 10% of all shares entitled to vote at the meeting;

•	Limiting the business that may be acted on at a special meeting of the stockholders to the matters set forth in the notice of the meeting;

•	Requiring the approval of not less than two-thirds of the outstanding shares entitled to vote at an election of the directors to remove members of the Board of Directors;

•	Requiring that any action of the stockholders to be taken without a meeting must be authorized by a consent and signed by persons having at least a majority of the voting power who would be entitled to vote on that action at a stockholders’ meeting;

•	Requiring that any proposed amendment to our Articles of Incorporation that would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof; and

•	Authorizing our Board of Directors, subject to any limitations presented by law, to provide for the issuance of shares of our Preferred Stock in one or more series (with such preferences and rights as described above under “Preferred Stock”).

Nevada Corporation Law

Sections 78.378-78.3793 of the Nevada Revised Statutes apply to any acquisition of a controlling interest in an issuing corporation unless the Articles of Incorporation or Bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. A person desiring to acquire a controlling interest in an issuing corporation must do so in accordance with the provisions of Sections 78.378-78.3793 of the Nevada Revised Statutes.

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In general, Sections 78.378-78.3793 set forth the procedures for an acquiring person to obtain a controlling interest in an issuing corporation. The securities acquired in such acquisition are denied voting rights unless holders of a majority of the voting power of the corporation approve the granting of such voting rights, and, if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of each class or series affected approve the granting of such voting rights.

The provisions of Sections 78.378-78.3793 of the Nevada Revised Statutes do not restrict the directors of an issuing corporation from taking action to protect the interests of the corporation and its stockholders including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

“Controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient, but for the provisions of Section 78.378 to 78.3793, inclusive, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise 1) 1/5 or more but less than 1/3, 2) 1/3 or more but less than a majority, or 3) a majority or more of all the voting power of the corporation in the election of directors.

“Issuing corporation” means a corporation which is organized in Nevada and which 1) has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and 2) does business in Nevada directly or through an affiliated corporation.

The Company’s Bylaws, as amended and restated, provide that the Company is not governed by the provisions of Section 78.378 to 78.3793, inclusive, of the Nevada Revised Statues, and such sections do not therefore apply to the Company or to an acquisition of a controlling interest by any stockholder of the Company.

Sections 78.411-78.444 of the Nevada Revised Statutes apply to certain combinations of the corporation with interested stockholders.

In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless the Board of Directors of the corporation approved the business combination prior to the date the person became an interested stockholder.

In general, Section 78.439 provides that business combinations after the three-year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors before the person became an interested stockholder unless the price and terms of the transaction meet the criteria set forth in the statute.

“Combination” means any of the following:

1)           Any merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with:

(a)          the interested stockholder; or

(b)          any other corporation, whether or not itself an interested stockholder of the resident domestic corporation, which is, or after the merger or consolidation would be, an affiliate or associate of the interested stockholder.

2)           Any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with the interested stockholder or any affiliate or associate of the interested stockholder of transactions, to or with the interested stockholder or any affiliate or associate of the interested corporation:

(a)          having an aggregate market value equal to 5% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the resident domestic corporation;

(b)          having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation; or

(c)          representing 10% or more of the earning power or net income, determined on a consolidated basis, of the resident domestic corporation.

3)           The issuance or transfer by the resident domestic corporation or any subsidiary of the resident domestic corporation, in one transaction or a series of transactions, of any shares of the resident domestic corporation or any subsidiary of the resident domestic corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the resident domestic corporation to the interested stockholder or any affiliate or associate of the interested stockholder except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation.

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4)           The adoption of any plan or proposal for the liquidation or dissolution of the resident domestic corporation proposed by, or under any agreement, arrangement or understanding, whether or not in writing with, the interested stockholder or any affiliate or associate of the interested stockholder.

5)           Any:

(a)          reclassification of securities, including, without limitation, any splitting of shares, dividend distributed in shares, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

(b)          recapitalization of the resident domestic corporation;

(c)          merger or consolidation of the resident domestic corporation with any subsidiary of the resident domestic corporation; or

(d)          other transaction, whether or not with or into or otherwise involving the interested stockholder, proposed by, or under any agreement, arrangement or understanding, whether or not in writing, with, the interested stockholder or any affiliate or associate of the interested stockholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the resident domestic corporation or any subsidiary of the resident domestic corporation which is directly or indirectly owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

6)           Any receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit, directly or indirectly, except proportionately as a stockholder of the resident domestic corporation, of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the resident domestic corporation.

“Interested stockholder” means any person, other than the resident domestic corporation or any subsidiary of the resident domestic corporation, who is:

1)           the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation; or

2)           an affiliate or associate of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

To determine whether a person is an interested stockholder, the number of voting shares of the resident domestic corporation considered to be outstanding includes shares considered to be beneficially owned by that person through the application of Section 78.414 of the Nevada Revised Statutes, but does not include any other unissued shares of a class of voting shares of the resident domestic corporation which may be issuable under any agreement, arrangement or understanding, or upon exercise of rights to convert warrants or options, or otherwise.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended articles of incorporation provide that our directors and officers shall not be personally liable to us or our stockholders for damages for breach of such directors’ or officers’ fiduciary duty, but do not eliminate liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes. The effect of this provision of our articles of incorporation, as amended, is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations described above or defined by statute.

Our bylaws, as amended, provide that we shall indemnify our directors and officers against damages incurred in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that he (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that he is found liable to us or is found liable on the basis that personal benefit was improperly received, the indemnification (i) is limited to reasonable expenses actually incurred in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to us. We believe that the indemnification provisions in our articles of incorporation, as amended, and bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of our securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP, Costa Mesa, California.

EXPERTS

The consolidated balance sheet of Lucas Energy, Inc. as of March 31, 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2016, appearing in Lucas Energy Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2016 have been audited by GBH CPAs, PC, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference.

The consolidated balance sheet of Lucas Energy, Inc. as of March 31, 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2015, appearing in Lucas Energy Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2016 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference.

The financial statements of revenues and direct operating expenses of the oil and gas properties acquired from Segundo Resources, LLC (the seller representative for various Sellers) for the years ended March 31, 2016 and 2015 appearing in Lucas Energy Inc.’s Current Report on Form 8-K/A (Amendment No. 1) for an event dated August 25, 2016 have been audited by GBH CPAs, PC, independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference.

Such financial statements and consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Certain estimates of proved oil reserves for us that are incorporated herein by reference were based upon engineering reports prepared by Ralph E. Davis Associates, LLC, independent oil and gas consultants. These estimates are included and incorporated herein in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.lucasenergy.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement of which this prospectus is a part for further information about us and the securities we are offering. You may read or obtain a copy of the registration statement from the SEC in the manner described above. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus.

We incorporate by reference the following documents under SEC file number 001-32508 listed below (excluding any document or portion thereof to the extent such disclosure is furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended March 31, 2016 filed with the SEC on July 13, 2016;

•	Our Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 12, 2016;

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•

Our Current Reports on Form 8-K and Form 8-K/A as filed with the SEC on April 1, 2016, April 7, 2016 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), April 15, 2016, April 25, 2016, May 2, 2016, May 2, 2016, July 22, 2016 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), August 12, 2016 (other than information furnished pursuant to Items 2.02 and 7.01 thereof and related Exhibit 99.1), August 23, 2016 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), August 25, 2016 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.1), August 31, 2016 (other than information furnished pursuant to Item 7.01 thereof and related Exhibit 99.5), September 8, 2016, September 27, 2016, October 3, 2016, October 6, 2016 and October 12, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 13, 2008 pursuant to Section 12(b) of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference all reports and other documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (a) after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and prior to the termination of this offering, and all such reports and documents will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents (except for information and exhibits furnished under Items 2.02 or 7.01 of our current reports on Form 8-K). Any document or statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement. Any document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

These documents contain important information about us, our business and our financial condition. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference. Requests for documents should be submitted to the Corporate Secretary at Lucas Energy, Inc., 450 Gears Road, Suite 860, Houston, Texas 77067, or by telephone at (713) 528-1881. The foregoing documents also may be accessed on the investor relations page of our website at www.lucasenergy.com.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses relating to the sale of our securities being registered hereby. All amounts are estimates except the SEC registration fee.

Total expenses for this offering are estimated to be approximately $ 21,754.51 , including:

	Amount (1)
SEC registration fees	$754.51	(2)
Printing expenses	2,000.00
Legal fees and expenses	15,000.00
Accounting fees and expenses	2,500.00
Transfer Agent Fees	1,500.00
Total	$21,754.51

(1)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to future offerings of particular securities.
(2)	$1,309.67 was previously paid.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Our articles of incorporation, as amended (“Articles of Incorporation”) provide that our directors and officers shall not be personally liable to us or our stockholders for damages for breach of such directors’ or officers’ fiduciary duty, but do not eliminate liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included as part of this Form S-3. References to “the Company” in this Exhibit List mean Lucas Energy, Inc., a Nevada corporation.

Exhibit Number	Description
2.1	Asset Purchase Agreement dated December 31, 2015 (Incorporated by reference as Exhibit 2.1 to the Company’s Form 8-K dated December 31, 2015, filed with the SEC on December 31, 2015)(File No. 001-32508)

2.2	First Amendment to Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated April 20, 2016 and effective April 1, 2016 (Incorporated by reference as Exhibit 2.2 to the Company’s Form 8-K dated April 25, 2016, filed with the SEC on April 25, 2016)(File No. 001-32508)

2.3	Second Amendment to Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated August 25, 2016 (Incorporated by reference as Exhibit 2.1 to the Company’s Form 8-K dated August 25, 2016, filed with the SEC on August 31, 2016)(File No. 001-32508)

2.4	Letter Agreement dated August 25, 2016, by and between Lucas Energy, Inc. and RAD2 Minerals, Ltd. (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated August 25, 2016, filed with the SEC on August 31, 2016)(File No. 001-32508)

2.5	Letter Agreement dated September 29, 2016, by and between Lucas Energy, Inc. and RAD2 Minerals, Ltd. (Incorporated by reference as Exhibit 10.1 to the Company’s Form 8-K dated September 29, 2016, filed with the SEC on October 3, 2016)(File No. 001-32508)

4.1	Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005 filed with the SEC on February 14, 2006, and incorporated herein by reference)(File No. 000-51414)

4.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to the Company’s Information Statement on Schedule 14C filed with the SEC on June 1, 2006) (File No. 000-51414)

4.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to the Company’s Information Statement on Schedule 14C filed with the SEC on February 16, 2007)(File No. 000-51414)

4.4	Certificate of Amendment to Articles of Incorporation (Incorporated by reference herein to Exhibit B to the Company’s Proxy Statement on Schedule 14A filed with the SEC on March 31, 2010) (File No. 001-32508)

4.5	Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Report on Form 8-K, filed with the Commission on January 11, 2011, and incorporated herein by reference)(File No. 001-32508)

4.6	Certificate of Designations of Series A Convertible Preferred Stock (Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 14, 2011, and incorporated herein by reference)(File No. 001-32508)

4.7	Certificate of Amendment to Articles of Incorporation (1-for-25 Reverse Stock Split of Common Stock) (Filed as Exhibit 3.1 to the Company’s Report on Form 8-K, filed with the Commission on July 2, 2015, and incorporated herein by reference)(File No. 001-32508)

4.8	Amended and Restated Bylaws (In Effect as of March 29, 2016) (Incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K dated March 28, 2016, filed with the SEC on April 1, 2016)(File No. 001-32508)

4.9	Amended and Restated Certificate of Designation of Series B Redeemable Convertible Preferred Stock (Incorporated by reference as Exhibit 3.1 to the Company’s Form 8-K dated August 25, 2016, filed with the SEC on August 31, 2016)(File No. 001-32508)

4.10	Certificate of Designation of Series C Redeemable Convertible Preferred Stock (Incorporated by reference as Exhibit 3.2 to the Company’s Form 8-K dated August 25, 2016, filed with the SEC on August 31, 2016)(File No. 001-32508)

4.11	Stock Purchase Agreement (Incorporated by reference as Exhibit 4.12 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 16, 2016)(File No. 333-211066)

4.12	First Amendment to Stock Purchase Agreement (Incorporated by reference as Exhibit 4.13 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 16, 2016)(File No. 333-211066)

4.13	Second Amendment to Stock Purchase Agreement (Incorporated by reference as Exhibit 10.2 to the Company’s Form 8-K dated September 29, 2016, filed with the SEC on October 3, 2016)(File No. 001-32508)

4.14	Common Stock Purchase Second Warrant (Incorporated by reference as Exhibit 4.1 to the Company’s Form 8-K dated September 2, 2016, filed with the SEC on September 8, 2016)(File No. 001-32508)

4.15	Securities Purchase Agreement (Incorporated by reference as Exhibit 4.11 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 16, 2016)(File No. 333-211066)

4.16	Common Stock Purchase First Warrant (Incorporated by reference as Exhibit 4.14 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 16, 2016)(File No. 333-211066)

4.17	Redeemable Convertible Subordinated Debenture (Incorporated by reference as Exhibit 4.16 to the Company’s Registration Statement on Form S-3 filed with the SEC on August 16, 2016)(File No. 333-211066)

5.1	Opinion of Dorsey & Whitney LLP(*)

23.1	Consent of GBH CPAs, PC(*)

23.2	Consent of Hein & Associates LLP(*)

23.3	Consent of Ralph E. Davis Associates, LLC(* * )

23.4	Consent of GBH CPAs, PC(*)

23.5	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement)(*)

24.1	Power of Attorney. Included and previously filed on the signature page to original filing of this Registration Statement on October 13, 2016 (*)

*	Filed herewith.
**	Previously filed.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 3 , 2016.

LUCAS ENERGY, INC.

Date: November 3 , 2016	By:	/s/ ANTHONY C. SCHNUR
Anthony C. Schnur
Chief Executive Officer
(Principal Executive Officer)

Date: November 3 , 2016	By:	/s/ PAUL PINKSTON
Paul Pinkston
Chief Accounting Officer, Treasurer and Secretary
(Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date
	/s/ ANTHONY C. SCHNUR	Chief Executive Officer (Principal Executive Officer) and Director	November 3 , 2016
Anthony C. Schnur

	*	Director	November 3 , 2016
J. Fred Hofheinz

	*	Director	November 3 , 2016
Fred S. Zeidman

	*	Director and Executive Chairman	November 3 , 2016
Richard N. Azar II

	*	Director	November 3 , 2016
Alan W. Dreeben

Director
Robert Tips

*By:	/s/ ANTHONY C. SCHNUR
Anthony C. Schnur, as Attorney-in-Fact

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